                                                                    EXHIBIT 2.01


===============================================================================



                              PURCHASE  AGREEMENT


                                    BETWEEN


                          FRUEHAUF TRAILER CORPORATION

                                       AS

                             DEBTOR IN POSSESSION,

                                     SELLER


                                      AND


                          WABASH NATIONAL CORPORATION


                                       AS

                                     BUYER


                                 MARCH 13, 1997


===============================================================================


                               TABLE OF CONTENTS


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ARTICLE 1  SALE AND PURCHASE OF THE ACQUIRED ASSETS  . . . . . . . . . . . . . . . . . . . . . . .  2
                 Section 1.1  Sale and Purchase of the Acquired Assets   . . . . . . . . . . . . .  2
                 Section 1.2  Retained Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 Section 1.3  Inspections; Warranties as to Condition  . . . . . . . . . . . . . .  7
                 Section 1.4  Transfer of Contract Rights  . . . . . . . . . . . . . . . . . . . .  8
                 Section 1.5  Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 2  PURCHASE PRICE AND PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Section 2.1  Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 Section 2.2  Purchase Price Allocation  . . . . . . . . . . . . . . . . . . . . . 14
                 Section 2.2  Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 3  CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 Section 3.1  Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 Section 3.2  Seller's Deliveries at Closing   . . . . . . . . . . . . . . . . . . 17
                 Section 3.3  Buyer's Deliveries at Closing  . . . . . . . . . . . . . . . . . . . 19
                 Section 3.4  Wire Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                 Section 3.5  Closing Notwithstanding Appeal   . . . . . . . . . . . . . . . . . . 20

ARTICLE 4  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER  . . . . . . . . . . . . . . . . . . . . . 21
                 Section 4.1  Representations and Warranties True at Closing   . . . . . . . . . . 21
                 Section 4.2  Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 4.3  No Material Limitations  . . . . . . . . . . . . . . . . . . . . . . 21
                 Section 4.4  Title Binders  . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
                 Section 4.5  Bankruptcy Court Matters   . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 5  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER   . . . . . . . . . . . . . . . . . . . . 23
                 Section 5.1  Representations and Warranties True at Closing   . . . . . . . . . . 23
                 Section 5.2  Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 6  CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES   . . . . . . . . . . . . . . . . . 23
                 Section 6.1  Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                 Section 6.2  HSR Act; Governmental Action   . . . . . . . . . . . . . . . . . . . 24
                 Section 6.3  No Legal Impediments   . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . 25
                 Section 7.1  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . 25
                 Section 7.2  Corporate Authorization  . . . . . . . . . . . . . . . . . . . . . . 25
                 Section 7.3  Binding Effect and Authority   . . . . . . . . . . . . . . . . . . . 25

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

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                 Section 7.4  Governmental Authorization   . . . . . . . . . . . . . . . . . . . . 26
                 Section 7.5  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 Section 7.6  Events Subsequent  . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 Section 7.7  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 Section 7.8  Title to Acquired Assets   . . . . . . . . . . . . . . . . . . . . . 27
                 Section 7.9  Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 Section 7.10  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . 28
                 Section 7.11  Compliance with Law   . . . . . . . . . . . . . . . . . . . . . . . 28
                 Section 7.13  Tax Returns; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . 29
                 Section 7.12  Limitation on Remedy  . . . . . . . . . . . . . . . . . . . . . . . 29


ARTICLE 8  REPRESENTATIONS AND WARRANTIES OF BUYER   . . . . . . . . . . . . . . . . . . . . . . . 29
                 Section 8.1  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . 29
                 Section 8.2  Corporate Authorization  . . . . . . . . . . . . . . . . . . . . . . 30
                 Section 8.3  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 Section 8.4  Buyer Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 Section 8.5  Exchange Act Filings   . . . . . . . . . . . . . . . . . . . . . . . 30
                 Section 8.6  Governmental Authorization; Consents   . . . . . . . . . . . . . . . 31
                 Section 8.7  Non-Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 8.8  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 Section 8.9  Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32


ARTICLE 9 COVENANTS AND AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 Section 9.1  Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . 33
                          (a)  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . 33
                          (b) Corporate Examinations and Investigations  . . . . . . . . . . . . . 36
                          (c)  Title Binders . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 Section 9.2  Covenants of Buyer   . . . . . . . . . . . . . . . . . . . . . . . . 37
                          (a) In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                          (b) Payment of Taxes, Filing Fees  . . . . . . . . . . . . . . . . . . . 37
                          (c) Worker Adjustment Act  . . . . . . . . . . . . . . . . . . . . . . . 37
                 Section 9.3  Mutual Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . 38
                          (a)  Closing Conditions  . . . . . . . . . . . . . . . . . . . . . . . . 38
                          (b)  HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                          (c)  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . 38
                          (d) Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                          (e)  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . 39


ARTICLE 10  EMPLOYEE MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                 Section 10.1  Treatment of Employees  . . . . . . . . . . . . . . . . . . . . . . 39
                          (a)  Hiring of Employees . . . . . . . . . . . . . . . . . . . . . . . . 39
                          (b)  Benefit; Enforceability . . . . . . . . . . . . . . . . . . . . . . 40
                 Section 10.2  Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . 40


ARTICLE 11  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                 Section 11.1  Termination by Mutual Consent   . . . . . . . . . . . . . . . . . . 41
                 Section 11.2  Termination Upon Breach or Default  . . . . . . . . . . . . . . . . 41

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                 Section 11.3  Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . 42


ARTICLE 12  GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                 Section 12.1  Access and Retention of Records   . . . . . . . . . . . . . . . . . 42
                 Section 12.2  Cooperation in Claims and Litigation  . . . . . . . . . . . . . . . 42
                 Section 12.3  No Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                 Section 12.4  Binding Effect; Benefits; Assignment  . . . . . . . . . . . . . . . 43
                 Section 12.5  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . 44
                 Section 12.6  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
                 Section 12.7  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 Section 12.8  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 Section 12.9  Bulk Transfer Laws  . . . . . . . . . . . . . . . . . . . . . . . . 46
                 Section 12.10  Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . 46
                 Section 12.11  Amendment and Waiver   . . . . . . . . . . . . . . . . . . . . . . 47
                 Section 12.12  Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 Section 12.13  Execution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 Section 12.14  Court Approval   . . . . . . . . . . . . . . . . . . . . . . . . . 48

                               TABLE OF EXHIBITS

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         Exhibit                           Description
                                           -----------
            A                              Terms of Buyer Preferred

            B                              Quitclaim Deed

            C                              Bill of Sale and Assignment of Contracts

            D                              Opinion of Jones, Day, Reavis & Pogue

            E                              Instrument of Assignment and Assumption of Contracts

            F                              Patent Assignment

            G                              Trademark Assignment

            H                              Assignment of Leases

            I                              Instrument of Assumption

            J                              Opinion of Buyer's Counsel

            K                              Copyright Assignment

            L                              Registration Rights Agreement

            M                              Tax Matters

                              TABLE OF SCHEDULES*



Schedule                          Description
--------                          -----------

Schedule 1.1(a)           Real Property
Schedule 1.1(b)           Real Property Leases
Schedule 1.1(c)           Vehicles
Schedule 1.1(d)           Deposits for Orders Placed with Vendors
Schedule 1.1(e)           Intellectual Property
Schedule 1.1(f)           Assigned Contracts
Schedule 1.1(g)           Prepaid Items
Schedule 1.1(h)           Licenses and Permits
Schedule 1.5(c)(ii)       Environmental Matters
Schedule 1.5(c)(v)        Assumed Claims and Liabilities
Schedule 4.4              ALTA Survey Requirements
Schedule 7.6              Events Subsequent
Schedule 7.7              Litigation
Schedule 7.8              Liens and Permitted Exceptions
Schedule 8.5(b)           Buyer 1996 Annual Report and 10-K
Schedule 8.6              Regulatory Approvals
Schedule 9.1(a)           Conduct of Business in General



* Copies of Schedules have been omitted in accordance with the rules under the Securities Act of 1933, as amended. Copies of omitted Schedules will be provided upon request to the staff of the Securities and Exchange Commission.

                      P U R C H A S E    A G R E E M E N T


                 THIS PURCHASE AGREEMENT (this "Agreement") made on the 13th of March, 1997 by and between Wabash National Corporation, a Delaware corporation, as buyer ("Buyer"), and Fruehauf Trailer Corporation, a Delaware corporation, as seller ("Seller");

                                R E C I T A L S:

                 Seller is currently engaged in, among other businesses, the businesses (as such businesses are currently conducted, the "Business") of (i) designing, manufacturing and marketing dump trailers and platform trailers at its facility in Huntsville, Scott County, Tennessee, (ii) designing, manufacturing and marketing dry freight vans at its facility in Fort Madison, Iowa, (iii) distributing, selling, servicing and repairing new and used trailers, after-market parts and other products manufactured by Seller through branches, and (iv) distributing and selling Seller's products, and providing support, to a network of independent full line and parts-only dealers (Seller owns an interest in Fruehauf de Mexico S.A. but such interest is not part of the Business;)

                 Seller has filed on October 7, 1996 (the "Petition Date") a petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and is operating its businesses as debtor in possession in case 96-1563-PJW (the "Chapter 11 Case");

                 Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the assets of Seller used in the operation of the Business (except for the real property and tangible personal property at Fort Madison, Iowa and all assets, properties and rights relating to the branch located at Billings, Montana) as identified in this Agreement, upon the terms and subject to the conditions set forth in this Agreement;

                 Seller owns an interest in Fruehauf de Mexico Sol but such interest is not part of the Business;

                 In consideration of the premises and of the mutual covenants and agreements set forth in this Agreement, Buyer and Seller do hereby agree as follows:


                               A G R E E M E N T:

                                   ARTICLE 1

                    SALE AND PURCHASE OF THE ACQUIRED ASSETS

                 Section 1.1 Sale and Purchase of the Acquired Assets. On the terms and subject to the conditions of this Agreement, and pursuant to Sections 363(b) and 363(f) of the Bankruptcy Code, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing, the assets, rights and properties listed and described in this Section 1.1, existing and owned by Seller as of the date of this Agreement (collectively, the "Acquired Assets"), excepting, however, (i) those assets, rights and properties described as Retained Assets in Section 1.2 of this Agreement and (ii) any assets, rights and properties sold, conveyed, assigned, transferred, consumed or disposed of by Seller prior to the Closing in the ordinary course of business consistent with Section 9.1(a) of this Agreement whether or not listed on any Exhibit or Schedule to this Agreement. The Acquired Assets shall, however, include any assets, rights and properties used in the operation of the Business in the categories set forth below in this
Section 1.1 which are acquired by Seller prior to the Closing whether or not listed on any Exhibit or Schedule to this Agreement. The Acquired Assets shall be the following (except as aforesaid):

                 (a) The real property interest in and to the various parcels of land described in Schedule 1.1(a) to this Agreement, together with (i) all buildings, fixtures, structures, parking areas, landscaping, facilities and other improvements currently constructed and located thereon, if any, as well as any additions or replacements of same occurring prior to the Closing and (ii) all licenses, rights, privileges, easements and appurtenances pertaining to (i) above or such parcels of land (collectively the "Real Property Interests");

                 (b) Seller's right as lessee under and pursuant to certain real property leases (including the leasehold interest in the real property located at Huntsville, Scott County, Tennessee), identified on
Schedule 1.1(b), together with any leasehold improvements located on such real property and all other property rights of Seller related thereto, including options (the "Leasehold Interests");

                 (c) The Fruehauf memorabilia wherever located, tooling located with vendors to the Business, the vehicles listed on Schedule 1.1(c) to this Agreement and all of Seller's machinery, equipment, furniture, fixtures, construction in progress, replacement and spare parts, operating supplies and other personal property that is located on the Real Property Interests, the Leasehold Interests, or the Omaha, Nebraska branch (the "Personal Property");

                 (d) (i) The finished goods inventory designated as "green tags" located at Seller's facility at Fort Madison, Iowa and at Fruehauf de Mexico S.A. de C.V. ("Fruehauf Mexico"), (ii) all of Seller's inventories of raw materials, work in progress, finished goods, spare parts, supplies, storeroom contents and other inventoried items, either (A) located on or in transit to the Real Property Interests or the Leasehold Interests or (B) in the possession of Seller's dealers and distributors (other than the Billings, Montana branch, the Fort Madison facility and Fruehauf Mexico) and which relate to the Business, and (iii) the amounts of deposits for orders placed with vendors (a listing of such deposits as of a recent date is attached on Schedule 1.1(d) to this Agreement) (collectively, the "Inventory");

                 (e) All the copyrights, patents, trademarks (including the Pro-Par Trademark) and trade names (including "Fruehauf"), and applications for any of the foregoing, including those identified on Schedule 1.1(e), and any unpatented inventions, trade secrets, goodwill, proprietary know-how and use and application know-how, product formulae, manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications and promotional literature of Seller used in the operation of the Business (collectively, the "Intellectual Property"), provided, however, that Seller shall retain the transferable right to use in connection with the Retained Assets any unpatented inventions, trade secrets, goodwill, proprietary know-how and use and application know-how, product formulae, manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications and promotional literature of Seller embodied in the Retained Assets.

                 (f) Subject to Section 1.4 of this Agreement, all of Seller's rights under the contracts, leases, agreements and sales orders of Seller currently in force and effect identified on Schedule 1.1(f) to this Agreement (collectively, the "Assigned Contracts");

                 (g) The prepaid items listed on Schedule 1.1(g) except those marked as retained;

                 (h) All transferable permits and approvals issued to Seller by any federal, state or local governmental entity or other jurisdiction or instrumentality (foreign or domestic) relating directly to the Business, including without limitation those permits identified on Schedule 1.1(h) to this Agreement;

                 (i) Accounts receivable arising in the ordinary course of business from parties other than Seller and its Affiliates as defined in
Section 1.5(c)(ii) of this Agreement (collectively, the "Accounts Receivable"), but excluding all accounts receivable relating to the Billings, Montana branch and all notes receivable not arising in the ordinary course of business;

                 (j) All of Seller's causes of action arising in the ordinary course of the operation of the Business, Seller's Environmental Claims relating to the Real Property Interests and the

Leasehold Interests and all of Seller's rights under or pursuant to any warranties, representations and guaranties made by vendors other than Seller and its Affiliates as defined in Section 1.5(c)(ii) in connection with or relating to any of the Acquired Assets, provided, however, that Seller shall have no obligation to take any action after the Closing Date to maintain or preserve any such warranty, representation or guaranty other than reasonable cooperation at the request of Buyer;

                 (k) The books, documents and records of Seller pertaining to the operation of the Business by Seller, including lists of customers and suppliers of the Business (collectively, the "Books and Records"), provided, however, that Seller shall have the right to make and retain copies of any of the Books and Records;

                 (l) All of Seller's rights with respect to telephone, facsimile and similar numbers relating to the Real Property Interests and the Leasehold Interests; and

                 (m) Other assets, rights and properties, if any, that has or has recently had significant use in the operation of the Business.

                 Section 1.2 Retained Assets. Notwithstanding anything to the contrary contained in Section 1.1 of this Agreement, Seller shall not sell, convey, assign, transfer or deliver, and Buyer shall not purchase or acquire from Seller the following retained assets (the "Retained Assets"):

                 (a) All cash, bank balances, bank deposits, monies in possession of any bank, other cash items, short term investments and marketable securities of Seller, whether or not relating to the Business;

                 (b) Seller's corporate and financial books and records, including, without limitation, stock certificates, treasury stock, stock transfer records, corporate seals and minute books and Seller's tax returns and tax supporting information; provided, however, that Buyer shall, upon a reasonable request, be provided, at Seller's cost and expense, with true and complete copies of relevant portions of any of the foregoing;

                 (c) All notes receivable arising from, and monies escrowed as a result of, asset sales by Seller outside the ordinary course of business and all contracts, leases, agreements and purchase orders of Seller except the Assigned Contracts, the Leasehold Interests and the purchase orders placed with vendors for which deposits reflected in the Preclosing Working Capital Schedule have been made;

                 (d) All claims, demands or causes of action of Seller against any other person or entity which are not included in the Acquired Assets, including, without limitation, claims of Seller arising under Sections 542, 543, 544, 545, 547, 548, 549 and 551 of the Bankruptcy Code and claims for foreign, federal, state or local tax refunds;

                 (e) All credits, prepaid expenses, deferred charges, advance payments, deposits and prepaid items in each case not related to the Business and those prepaid items listed on Schedule 1.1(g) and marked as Retained Assets;

                 (f) The rights of Seller under, and with respect to, any funds and property held in trust or any funding vehicle pursuant to the Fruehauf Trailer Corporation Retirement Plan (the "Plan");

                 (g) The real and tangible personal property (except for finished trailers) located at Billings, Montana, and Fort Madison, Iowa; and

                 (h) Seller's interest in the shares of Fruehauf Mexico and any related indebtedness;

                 (i) Any assets, rights and properties of Seller not described in Section 1.1 of this Agreement as Acquired Assets.

                 Section 1.3 Inspections; Warranties as to Condition. Subject to satisfaction of the conditions contained in Articles 4 and 6 of this Agreement, Buyer will accept the Acquired Assets as they exist on the Closing Date (as defined in Section 3.1 of this Agreement) and will accept the sale, conveyance, assignment, transfer and delivery of the Acquired Assets based upon its own inspection, examination and determination with respect thereto as to all matters, including, without limitation, (a) restrictions on, and fitness for, use and occupancy, (b) condition and fitness for particular purposes, (c) quality of title thereto and (d) On-Site Environmental Liabilities (as defined in Section 1.5(e)(vi) of this Agreement), to the extent included within the definition of Assumed Liabilities, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller other than the representations and warranties of Seller set forth in Article 7 of this Agreement, which representations and warranties, and any cause of action based thereon, shall terminate at the Closing. SELLER MAKES NO WARRANTY OF MERCHANTABILITY OF ANY OF THE ACQUIRED ASSETS OR OF THE FITNESS OF ANY OF THE ACQUIRED ASSETS FOR ANY PURPOSE. BUYER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY INFORMATION IN THE CONFIDENTIAL MEMORANDUM PREPARED BY THE SELLER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AS A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR FUTURE PERFORMANCE OR CONDITION OF THE BUSINESS OR THE ACQUIRED ASSETS OR OTHERWISE, AND IN NO EVENT SHALL THE SELLER HAVE ANY LIABILITY TO BUYER WITH RESPECT TO SUCH INFORMATION. BUYER ACKNOWLEDGES THAT THE ACQUIRED ASSETS AND EACH COMPONENT THEREOF ARE TO BE SOLD PURSUANT TO THIS AGREEMENT IN AN "AS IS" AND "WHERE IS" CONDITION.

                 Section 1.4 Transfer of Contract Rights. Seller shall transfer and assign its right, title and interest in the Leasehold Interests and the Assigned Contracts to Buyer by assuming and assigning the Leasehold Interests and the Assigned Contracts pursuant to the provisions of Section 365 of the Bankruptcy Code, provided, however, that Seller's obligation to assume and assign to

Buyer the Leasehold Interests and any Assigned Contracts is expressly conditioned upon Buyer's payment to Seller, prior to any such assumption and assignment, of any and all costs and liabilities that arise from or upon such assumption and assignment, including, without limitation, the cost of curing any default under the Leasehold Interests and any Assigned Contracts that are assumed and assigned or providing "adequate assurance" as described in Section 365 of the Bankruptcy Code, except that Seller shall bear the costs of curing any defaults with respect to the Leasehold Interests for the Scott County and Grove City, Ohio facilities. Buyer shall perform or discharge, or reimburse Seller for, any such payments with respect to any and all costs that arise from or upon such assumption and assignment.

                 Section 1.5  Assumption of Liabilities.

                 (a) On the terms and subject to the conditions of this Agreement, Buyer shall assume, effective as of the Closing, and thereafter pay, perform and discharge the Assumed Liabilities (as defined in (c) of this Section 1.5).

                 (b) Notwithstanding anything to the contrary in this Agreement, Seller acknowledges that Buyer shall not be liable for any liability or obligation of Seller, nor will Buyer assume any such liability or obligation of Seller, except as expressly provided in Section 1.5(c) below.

                 (c) The term "Assumed Liabilities" means the following obligations and liabilities of Seller in respect of the Business, and only such obligations and liabilities, and excluding the Retained Liabilities:

                          (i)  all liabilities and obligations under the
Assigned Contracts referred to in the definition of Acquired Assets, provided, however, that Buyer's assumption of the liabilities and obligations under the Leasehold Interests or a particular Assigned Contract shall be effective only upon Seller's assignment and transfer of the Leasehold Interests or such Assigned Contract in accordance with Section 1.4 of this Agreement;

                          (ii)  all On-Site Environmental Liabilities as
defined in Section 1.5(e)(vi) including, without limitation, the matters identified on Schedule 1.5(c)(ii) to this Agreement, asserted against Seller or Buyer or any Affiliates of Seller or Buyer. As used in this Agreement, an "Affiliate" of a party shall mean entities controlling, controlled by or under common control with the party;

                          (iii)  all liabilities imposed on Buyer by Section
2.3 of this Agreement for real estate and personal property taxes assessed upon the Acquired Assets relating to the Business;

                          (iv)  all liabilities imposed on Buyer by law for
transfer, sales, use, and other taxes arising in connection with the consummation of the transactions contemplated by this Agreement; and

                          (v)  all liabilities set forth in Schedule 1.5(c)(v)
to this Agreement.

                 (d) The term "Retained Liabilities" means all liabilities and obligations of Seller other than the Assumed Liabilities, including, without limitation:

                          (i)  all trade accounts payable incurred in the
operation of the Business by Seller, which relate to the operation of the Business;

                          (ii)  Federal, state, local and foreign taxes of
Seller, including deferred taxes and franchise taxes of Seller with respect to the Acquired Assets or the Business arising from liabilities incurred by Seller for any period ending at or prior to the Closing and payable from the account of the Seller in any period prior to or after the Closing, except for real estate and personal property taxes imposed on Buyer described in Section 1.5(c)(iv) of this Agreement and except for transfer, sales, use, and other taxes imposed on Buyer described in Section 1.5(c)(v) of this Agreement;

                          (iii)  all product return, adjustment and similar
product warranty service claims against Seller and all liabilities for sale or delivery of products, tort liability, product liability and strict liability, in each case relating to the Business or the Acquired Assets and with respect to products sold by Seller prior to the Closing Date;

                          (iv)  all workers' compensation claims of Employees
or former employees of the Business with respect to events occurring prior to the Closing Date;

                          (v)  all liabilities under, and with respect to, the
Plan;

                         (vi)  all Off-Site Environmental Liabilities; and

                        (vii) all fees and expenses that shall be payable by Seller pursuant to Section 12.8 of this Agreement.

                 (e)  As used in this Agreement:

                          (i)  "environmental" means anything relating to
pollution or protection of the public health or the environment, including, without limitation, the effects of wastes, refuse and substances on the environment, or relating to the handling, discharge, release, threatened release, presence or use of Hazardous Substances;

                          (ii)  "environment" means (A) any surface, ground or
drinking water, (B) sediments, surface or subsurface land, (C) air and (D) all natural resources (including, without limitation, biota, fish, wildlife and plant life) therein or thereon;

                          (iii)  "Environmental Claims" means (A) all claims
based on applicable statutory or common law arising out of ownership, operation, use, possession or condition of the

Business or the Acquired Assets (whether with respect to injury to persons or property, releases of Hazardous Substances, or otherwise) resulting from environmental matters or for reclamation, removal, remedial action treatment or other work occasioned by or pertaining to any environmental matter; (B) all governmental or private party suits, investigations, notices, orders, decrees, agreements, proceedings or other actions or obligations to governmental authorities or private parties, in each case arising under any existing or past environmental laws, regulations, rules, orders, permits, decrees, notices of violation, common law theories or other environmental matters (including, without limitation, work or obligations required by governmental permits, orders or agreements with governmental authorities and any potential or contingent liabilities), and (C) all corrective or remedial obligations with respect to releases of Hazardous Substances or otherwise with respect to environmental matters;

                          (iv)  "Hazardous Substance" means any petroleum or
petroleum product, asbestos, polychlorinated biphenyls, storage tanks and the contents thereof, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, including, without limitation, any such materials defined or regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), the Clean Air Act, as amended (42 U.S.C. Sections 7401 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, as such laws or regulations now exist or may exist in the future;

                          (v)  "Off-Site Environmental Liability" means any
Environmental Claim which does not constitute an "On-Site Environmental Liability," including, without limitation, any Environmental Claim arising out of the treatment, storage, disposal or other disposition of any Hazardous Substance at any location other than the Real Property Interests and the Leasehold Interests; and

                          (vi)  "On-Site Environmental Liability" means any
Environmental Claim with respect to the presence of a Hazardous Substance at, on, or under the Real Property Interests or the Leasehold Interests.

                 (f) Except for the Retained Liabilities or Seller's obligations to sell, convey, assign, transfer and deliver the Acquired Assets to Buyer, from and after the Closing, Seller and its Affiliates shall have no liability to Buyer for any claims or obligations arising from the ownership, functioning, use or condition of the Business or the Acquired Assets, or the consequences thereof, or the sale of products from the Business to Buyer and its Affiliates, and from and after the Closing, Buyer shall not, and shall not permit any of its Affiliates to, institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, cause of action, suit or administrative or other proceeding (at law, in equity, pursuant to the Bankruptcy Code or otherwise) against Seller or its Affiliates, for injunctive relief, damages, costs, expenses or compensation for or on account of any damage, loss, liability or injury to Buyer or any of its Affiliates, its or their employees or any of its or their property or assets arising out of or relating to the Acquired Assets, the Business, the Assumed Liabilities, this Agreement, or the sale of products from the Business to Buyer and its Affiliates. Except with respect to (i) Seller's obligations to sell, convey, assign, transfer and deliver the Acquired Assets to Buyer, and (ii) the Retained Liabilities, Buyer for itself and its Affiliates shall, and hereby does, release and discharge Seller and its Affiliates from any and all claims, demands, debts, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action (whether at law, in equity, pursuant to the Bankruptcy Code or otherwise), rights of subrogation and contribution and remedies of any nature whatsoever, known or unknown, relating to or arising out of the Acquired Assets, the Business, the Assumed Liabilities, this Agreement, or the sale of products from the Business to Buyer and its Affiliates.

                                   ARTICLE 2

                           PURCHASE PRICE AND PAYMENT

                 Section 2.1  Purchase Price.

                 (a) In full consideration for the transfer of the Acquired Assets, but subject to the adjustment or reduction pursuant to (b) of this Section 2.1, at the Closing, Buyer shall deliver and pay to Seller a total purchase price (the "Purchase Price") consisting of (i) FIFTEEN MILLION DOLLARS ($15,000,000) (the "Cash Amount"), in immediately available funds by bank wire transfer to an account designated in writing for this purpose by Seller to Buyer prior to the Closing, (ii) ONE MILLION (1,000,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Buyer ("Buyer Common") and (iii) THREE HUNDRED FIFTY-TWO THOUSAND (352,000) duly authorized, validly issued, fully paid and nonassessable shares of Convertible Exchangeable Preferred Stock, par value $.01 per share, of Buyer ("Buyer Preferred"), having the terms more fully described in Exhibit A of this Agreement (the consideration described in (ii) and (iii) is herein collectively referred to as the "Buyer Shares").

         (b) The Purchase Price has been negotiated on the assumption that Seller shall maintain the level of Inventory and Accounts Receivable in the ordinary course of business as contemplated by Section 9.1(a) of this Agreement. In the event that Seller makes any disposition prior to the Closing of Accounts Receivable, Inventory or other Acquired Assets, or proceeds of the sale thereof, outside the ordinary course of business to either (i) Fruehauf Mexico or the Fort Madison facility or the Billings, Montana branch or (ii) Seller's secured creditors (excluding payments to Seller's D.I.P. lender in the ordinary course of business as required by the D.I.P. credit agreement), such action shall not be deemed a violation of this Agreement if the Purchase Price shall be reduced, dollar for dollar, by the amount of such dispositions. In addition, the Purchase Price shall be adjusted dollar for dollar by the sum of
(1) the amount by which the value of the Accounts Receivable as of the Closing Date is greater than $23.5 million or less than $17.5 million plus (2) the amount by which the value of the Inventory as of the Closing Date is greater than $23.5 million or less than $17.5 million. Amounts in excess of the $23.5 million limit shall be treated as positive numbers and amounts below the $17.5 million limit shall be treated as negative numbers. For purposes of this Section 2.1(b) the value of the Accounts Receivable and Inventory shall be determined on the same basis on which Seller has been valuing such items in its accounting records in the ordinary course of business. At the Closing, Seller shall furnish Buyer with a certificate of its Vice President-Corporate Controller as to whether any such dispositions were made and, if so, the amount of such dispositions. In the event a reduction to the Purchase Price is required, the reduction shall be applied to reduce the Cash Amount or the number of shares of Buyer Preferred, as the Seller may elect in its sole discretion, provided that Buyer shall not be required to issue fractional shares of Buyer Preferred.

         (c) If the amount of prepaid items relating to the Business which are not listed on Schedule 1.1(g) exceeds ONE HUNDRED THOUSAND DOLLARS ($100,000.00), then the Purchase Price shall be reduced by the amount of such excess, unless Seller transfers such excess prepaid items to Buyer.

                 Section 2.2 Purchase Price Allocation. Within 180 days after the Closing, Buyer shall deliver to Seller an allocation of the total consideration among the Acquired Assets. If such allocation is acceptable to Seller, all federal, state and local tax returns and reports of Seller and Buyer shall be prepared and filed in accordance with such allocation. If such allocation is unacceptable to Seller and, after good faith negotiations, Buyer and Seller are unable to agree on an allocation of the total consideration among the Acquired Assets, Buyer and Seller may each independently determine an appropriate allocation and prepare and file all of their respective federal, state and local tax returns and reports in accordance therewith.

                 Section 2.3  Proration.

                 (a)      As used in this Section 2.3.

                          (i)     "Utility Charges" shall mean water, sewer,
electricity, gas and other utility charges, if any, applicable to the Acquired Assets;

                          (ii)    "Real Property Taxes" shall mean ad valorem
taxes, general assessments and special assessments with respect to the Real Property Interests; and

                          (iii)   "Personal Property Taxes" shall mean ad
valorem taxes with respect to the Acquired Assets other than real property.

                 (b) All Utility Charges, Real Property Taxes and Personal Property Taxes with respect to periods of time in which the Closing occurs (collectively, the "Apportioned Obligations") shall be apportioned between Buyer and Seller as of the Closing in accordance with the methodology that is customary in commercial real estate transactions in the locality where the property is located. Seller shall pay or reimburse Buyer for the amount of any Apportioned Obligations payable by Buyer relating to the period of time prior to the Closing, and Buyer shall pay or reimburse Seller for the amount of any Apportioned Obligations payable by Seller relating to the period of time on or after the date of the Closing. For the purposes of this Section 2.3, any security or other deposits made by Seller with respect to any Apportioned Obligations shall be deemed in their entirety to be a payment relating to the period on and before the date of the Closing to be reimbursed by Buyer, if credited to or paid by the holder thereof to Seller.

                 (c) Seller and Buyer shall cooperate in (i) assuring that Apportioned Obligations are promptly paid and (ii) having meter readings for Utility Charges and other necessary arrangements carried out so that Apportioned Obligations relating to periods of time on or after the date of the Closing shall be billed directly to Buyer.

                 (d) Seller and Buyer shall fully cooperate, including, without limitation, during times of audit by taxing authorities, to avoid payment of duplicate or inappropriate taxes of any kind or description which relate to the Acquired Assets or the Business, and each party shall furnish, at the request of the other, proof of payment of any such taxes or other documentation which is a prerequisite to avoiding payments of a duplicate or inappropriate tax.

                                   ARTICLE 3

                                    CLOSING

                 Section 3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, at 9:30 a.m. (EST) as soon as practicable after entry of the Order as defined in Section 3.2(a) of this Agreement, or at such other place or time as the parties may agree (the "Closing Date").

                 Section 3.2 Seller's Deliveries at Closing. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall deliver or cause to be delivered to
Buyer:

                 (a) A certified copy of the judgment order, docket sheet and order of the Bankruptcy Court approving this Agreement and the consummation of the transactions contemplated in this Agreement in form and substance reasonably satisfactory to Buyer (the "Order").

                 (b) a Certificate of the Secretary of Seller dated as of the Closing Date certifying (i) the resolutions of the Directors of Seller authorizing and approving this Agreement and the transactions contemplated by this Agreement and (ii) that the Certificate of Incorporation and the By-laws of Seller, as delivered previously to Buyer, have not been amended or rescinded;

                 (c) Quitclaim Deeds substantially in the form attached to this Agreement as Exhibit B and conforming to the Title Binders described in
Section 4.4 of this Agreement, with such modifications as are necessary to make such Quitclaim Deeds recordable in the applicable jurisdiction;

                 (d) A Bill of Sale and Assignment of Contracts in the form attached to this Agreement as Exhibit C;

                 (e) Title certificates with respect to the motor vehicles listed on Schedule 1.1(b);

                 (f) The opinion of Jones, Day, Reavis & Pogue, counsel for Seller, dated the Closing Date, in the form attached to this Agreement as Exhibit D;

                 (g) An Assignment and Assumption of Contracts in the form attached to this Agreement as Exhibit E;

                 (h) A Patent Assignment in the form attached to this Agreement as Exhibit F;

                 (i) A Trademark Assignment in the form attached to this Agreement as Exhibit G;

                 (j) Assignments of Leases substantially in the form attached to this Agreement as Exhibit H;

                 (k) A Copyright Assignment in the form attached to this Agreement as Exhibit K;

                 (l) Releases of liens on the Acquired Assets held by secured creditors;

                 (m) A Certificate of the Vice President - Corporate Controller of Seller, pertaining to any distributions outside the ordinary course of business of Inventory or Accounts Receivable to Fruehauf Mexico or secured creditors prior to the Closing Date and stating the value of the Inventory and Accounts Receivable as of the Closing Date; and

                 (n) A receipt, executed by Seller, acknowledging the receipt from Buyer of the Cash Amount and the Buyer Shares, as determined pursuant to
Article 2 of this Agreement.

                 Section 3.3 Buyer's Deliveries at Closing. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall deliver or cause to be delivered to
Seller:

                 (a) Payment of the Cash Amount determined pursuant to Article 2 of this Agreement;

                 (b) Certificates representing the Buyer Shares in accordance with Section 2.1 of this Agreement and in such specific denominations as requested by Seller prior to the Closing;

                 (c) An Instrument of Assumption in the form attached to this Agreement as Exhibit I by which Buyer shall assume, effective as of the Closing, and thereafter pay, perform and discharge the Assumed Liabilities;

                 (d) A Certificate of the Secretary of Buyer dated as of the Closing Date certifying (i) the resolutions of the Directors of Buyer authorizing and approving this Agreement and the transactions contemplated by this Agreement, including the designation of the terms of the Buyer Preferred, and (ii) that, except for the Certificate of Designations of the terms of Buyer Preferred, as described on Exhibit A to this Agreement, the Articles of Incorporation and the By-laws of Buyer, as previously delivered to Seller, have not been amended or rescinded;

                 (e) The opinion of counsel for Buyer, dated the Closing Date, in the form attached to this Agreement as Exhibit J;

                 (f) An Assignment and Assumption of Contracts in the form attached to this Agreement as Exhibit E;

                 (g) A Patent Assignment in the form attached to this Agreement as Exhibit F;

                 (h) A Trademark Assignment in the form attached to this Agreement as Exhibit G;

                 (i) Assignments of Leases substantially in the form attached to this Agreement as Exhibit H;

                 (j) A Copyright Assignment in the form attached to this Agreement as Exhibit K;

                 (k) The resale or exemption certificates for Inventory and exempt machinery and equipment as required under Section 9.2(b) of this Agreement;

                 (l) A Registration Rights Agreement in the form attached to this Agreement as Exhibit L; and

                 (m) A receipt, executed by Buyer, acknowledging the receipt of the documents by which the Seller sells, conveys, assigns, transfers and delivers to Buyer the Acquired Assets.

                 Section 3.4 Wire Transfer. The Cash Amount required to be paid under this Agreement shall be made by wire transfer of immediately available funds to an account designated by Seller.

                 Section 3.5 Closing Notwithstanding Appeal. Except as otherwise set forth in this Agreement, Buyer shall be obligated to consummate the transactions provided for in this Agreement on the Closing Date, regardless of the pendency of an appeal from the Order, unless on the Closing Date implementation of the Order has been stayed by the Bankruptcy Court or a court of competent jurisdiction or one or more parties to this Agreement has been enjoined by the Bankruptcy Court or a court of competent jurisdiction from consummating the transactions contemplated by this Agreement. In the event that implementation of the Order is stayed or one or more of the parties to this Agreement is enjoined from consummating the transactions contemplated by this Agreement on the Closing Date and such stay or injunction is dissolved within five business days from its issuance, (i) Buyer shall be obligated to consummate the transactions, and (ii) the Closing Date shall be as soon as practicable after the date on which such stay or injunction is dissolved.

                                   ARTICLE 4

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                 Except to the extent expressly waived in writing by Buyer, all obligations of Buyer under this Agreement are subject to the fulfillment by Seller, at or before the Closing, of all of the following conditions:

                 Section 4.1 Representations and Warranties True at Closing. Each of the representations and warranties of Seller set forth in Article 7 of this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

                 Section 4.2 Performance. Seller shall have performed in all material respects each of the obligations of Seller to be performed on or prior to the Closing pursuant to this Agreement.

                 Section 4.3 No Material Limitations. From and after the date of this Agreement until the Closing, there shall not have been any law, rule or regulation enacted, promulgated, entered, enforced or deemed applicable by any government, governmental authority or court, domestic or foreign, that would impose material limitations on the ability of Buyer to own or operate the Business or the Acquired Assets except where such limitations do not have a Material Adverse Effect. There shall not have been any judgment, decree, order or injunction entered, enforced or sought by any government, governmental authority or court, domestic or foreign, that has the effects set forth in the preceding sentence. As used in this Agreement, a "Material Adverse

Effect" is an effect which would materially reduce the value to Buyer of the Acquired Assets, taken as a whole, after the Closing.

                 Section 4.4 Title Binders. Seller shall provide Buyer with an ALTA survey of the Real Property Interests meeting the requirements set forth on Schedule 4.4 to this Agreement and commitments for title insurance issued by such title company as may be reasonably designated by Buyer showing good and marketable title to the Real Property Interests in Seller, and committing to issue an owner's title insurance policy (ALTA) (the "Title Policy") to Buyer in amounts reasonably determined by Buyer with extended coverage subject only to Liens and Permitted Exceptions (the "Title Binders").

                 Section 4.5  Bankruptcy Court Matters.

                 (a) Not later than fourteen (14) days after the execution and delivery of this Agreement the Bankruptcy Court shall have entered an order approving the Expense Reimbursement Letter of even date herewith between Buyer and Seller.

                 (b) Seller shall have submitted a motion to the Bankruptcy Court for the Order as soon as reasonably practicable after the execution of this Agreement and shall have used its best efforts to obtain such Order, subject to the bidding procedures which have been previously approved by the Bankruptcy Court.

                                   ARTICLE 5

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

                 Except to the extent expressly waived in writing by Seller, the obligations of Seller set forth in this Agreement are subject to the fulfillment by Buyer, at or before the Closing, of all of the following conditions:

                 Section 5.1 Representations and Warranties True at Closing. Each of the representations and warranties of Buyer set forth in Article 8 of this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

                 Section 5.2 Performance. Buyer shall have performed in all material respects each of the obligations of Buyer to be performed on or prior to the Closing pursuant to this Agreement.

                                   ARTICLE 6

              CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH PARTIES

                 The obligations of Seller and Buyer pursuant to this Agreement are subject to the fulfillment at or prior to the Closing Date (or such other date specified) of each of the following conditions:

                 Section 6.1  Order.

                 (a) The Order shall have been entered and shall include a finding that Buyer is making the purchase of the Acquired Assets in good faith within the meaning of Section 363(m) of the Bankruptcy Code, which Order shall not have been stayed;

                 (b) No stay of performance of the Order shall be in effect and any conditions and directions contained in the Order shall have been fully complied with in all material respects (without giving effect to any willful failure by Seller or Buyer to comply);

                 (c) The Order shall not have been modified, amended, dissolved, revoked or rescinded in any way materially adverse to Buyer without Buyer's consent; and

                 (d) Seller shall have served the motion for the Order on all parties having or known to claim an interest at the time of service in the Acquired Assets or the duly authorized representatives of those parties.

                 Section 6.2 HSR Act; Governmental Action. Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") relating to the sale of the Acquired Assets shall have expired. No court, arbitrator or governmental body, agency or official shall have issued any order restraining or prohibiting the effective operation of the Business by the Buyer after the Closing.

                 Section 6.3 No Legal Impediments. No law, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, promulgated, enforced or deemed applicable by any court, government or governmental authority which prohibits the consummation of the transactions contemplated hereby; provided, however, that the parties shall use their best efforts to have any such order, decree or injunction vacated or reversed.

                                   ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                 Seller represents and warrants to Buyer as follows:

                 Section 7.1 Corporate Existence and Power. Seller is duly organized and existing under the laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement, subject only to the approval of the Bankruptcy Court and any further obligations imposed by the Bankruptcy Court. The copies of the Certificate of Incorporation and By-laws of the Seller which have been delivered previously to the Buyer (and initialed for identification by the respective counsel to Buyer and Seller) are true and complete.

                 Section 7.2 Corporate Authorization. Seller's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement, subject to the approval of the Bankruptcy Court, have been duly authorized by all requisite corporate action.

                 Section 7.3 Binding Effect and Authority. This Agreement has been duly executed and delivered by Seller, and, subject to approval of the Bankruptcy Court, this Agreement constitutes a valid and binding agreement of Seller.

                 Section 7.4 Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any federal, state or foreign governmental body, agency, official or authority other than (a) compliance with the applicable requirements of the HSR Act, and (b) approval of the Bankruptcy Court.

                 Section 7.5 Non-Contravention. Subject to the release by Seller's secured creditors of their security interests in the Acquired Assets, the execution and delivery by Seller of this Agreement and performance by Seller of the transactions contemplated by this Agreement do not and will not contravene or constitute a default under any law or agreement which would have a Material Adverse Effect.

                 Section 7.6 Events Subsequent. Except for events disclosed on Schedule 7.6 (but taking into account that Seller is operating as debtor in possession under the Bankruptcy Code), since December 31, 1996, Seller has not:

                 (a) sold, transferred or otherwise disposed of any of its properties or assets which would otherwise be included in the Acquired Assets outside the ordinary and normal course of business;

                 (b) acquired any property or assets which will be part of the Acquired Assets outside the ordinary and normal course of business;

                 (c) sustained any damage, loss or destruction by reason of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or any enemy, or other similar or dissimilar casualty or event of or to any of the assets used in connection with the Business of Seller that would have a Material Adverse Effect; or

                 (d) experienced any other change in the Business and the Acquired Assets that would have a Material Adverse Effect, except for the impact on the level of operations of the curtailment of Seller's trailer manufacturing operations, Seller's filing a petition for relief under the Bankruptcy Code and Seller's very limited liquidity.

                 Section 7.7 Litigation. Except for proceedings before the Bankruptcy Court and as set forth in Schedule 7.7 to this Agreement, as of the date of this Agreement, there is no action, suit, arbitration or legal, administrative or other proceeding pending against, or affecting, or, to the best of Seller's Knowledge, any governmental investigation pending or threatened, against Seller that (a) could result in any material liability being imposed upon Buyer or (b) could have a Material Adverse Effect. As used in this agreement, "Seller's Knowledge" means actually known (a) to an active employee of Seller in the position of general manager or higher or (b) to an active officer of Seller in the position of vice president or higher.

                 Section 7.8 Title to Acquired Assets. Upon entry of the Order, Seller shall have the ability to convey, and at Closing, Seller shall convey, to Buyer, title to all the Acquired Assets in Seller's possession free and clear of any and all liens, charges, equities, mortgages, security interests, pledges, charges, claims, third party interests, or restrictions, easements, conditions and other matters of public record or other encumbrances whatsoever, except those Liens and Permitted Exceptions listed in Schedule 7.8 to this Agreement ("Liens and Permitted Exceptions"). There are no assets used by Seller in the conduct of the Business (except for those assets located at the Fort Madison, Iowa facility and the Billings, Montana branch) as currently conducted other than the Acquired Assets, and the Acquired Assets include all tangible and intangible property necessary to the conduct of the Business (except for those assets located at the Fort Madison, Iowa facility and the Billings, Montana branch) by Buyer after the Closing at the level of production, and otherwise, as currently conducted by Seller.

                 Section 7.9 Brokers' Fees. Except for any fees which may become payable to Seller's financial advisors, whose fees, if any, will be paid by Seller, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                 Section 7.10 Environmental Matters. To the best of Seller's Knowledge, except as set forth in Schedule 1.5(c)(ii) to this Agreement, (a) Seller, the Business and the Acquired Assets and the operations conducted thereon by Seller are in compliance in all respects with all applicable local, state and federal laws, regulations, orders, permits and judgments relating to the protection of the environment or the public health and welfare, except where the failure to so comply will not have a Material Adverse Effect, and (b) no unresolved Environmental Claim has been made in writing, or to Seller's knowledge threatened, concerning or relating to the Business or the Acquired Assets, or which otherwise could give rise to a material Assumed Liability or other material liability of Buyer.

                 Section 7.11 Compliance with Law. Since the Petition Date, the Seller has not received written notice of any violation of applicable law or governmental regulation relating to the Business or the Acquired Assets. To the best of Seller's Knowledge, Seller is in compliance with all applicable laws, regulations, rules and orders of any governmental authority or court, except where noncompliance would not have a Material Adverse Effect.

                 Section 7.12 Tax Returns; Taxes.The Seller and its officers and directors represent to Buyer that all tax returns and reports arising from the transactions of the Business occurring on or before the Closing have been filed and all taxes related to such returns have been paid.

                 Section 7.13 Limitation on Remedy. The representations and warranties contained in Sections 7.6, 7.7, 7.8, 7.10 and 7.11 of this Agreement are solely for the purpose of disclosure to assist Buyer in its investigation of the Business, and Buyer's sole remedy for inaccuracy or breach of these representations and warranties is to decline to close the transaction by reason of the condition precedent to the obligations of Buyer set forth in Section 4.1 of this Agreement and to terminate the Agreement without liability to Seller for breach of such representations and warranties pursuant to Article 11. All representations in this Article 7 expire at the Closing as provided in Section
12.13 to this Agreement.

                                   ARTICLE 8

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                 Buyer represents and warrants to Seller as follows:

                 Section 8.1 Corporate Existence and Power. Buyer is a corporation duly incorporated and existing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement. The copies of the Certificate of Incorporation and By-laws of Buyer which have been delivered to Seller (and initialed for identification by counsel to the parties) are true and complete.

                 Section 8.2 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action of the Buyer.

                 Section 8.3 Binding Effect. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, Buyer. When delivered at the Closing, the instrument or instruments of assumption and other agreements required to be executed and delivered by Buyer will have been duly executed and delivered by Buyer and will be valid and binding agreements of Buyer.

                  Section 8.4 Buyer Shares. At or prior to the Closing, the Designation of Terms of the Buyer Preferred in the form attached as Exhibit A to this Agreement will have been adopted by all requisite corporate action of Buyer. The Buyer Shares delivered at the Closing pursuant to Section 2.1 will be duly authorized, validly issued, fully paid and nonassessable. After issuance of the Buyer Shares at Closing, the outstanding equity securities of Buyer will be as set forth on Schedule 8.5(b) to this Agreement, and Buyer will not have any equity securities, or any options, warrants or other commitments to issue equity securities of Buyer, except as disclosed on Schedule 8.5(b).

                  Section 8.5     Exchange Act Filings.

                  (a) Since January 1, 1995, Buyer has filed all documents ("SEC Documents") pursuant to the Securities Exchange Act of 1934, as amended (the "'34 Act").

                  (b) As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the '34 Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed SEC Document. The financial statements of Buyer included in the SEC Documents ("Buyer Financial Statements") complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments). A true and correct copy of Buyer's 1996 Annual Report and Annual Report on Form 10-K of Buyer is attached to this Agreement as Schedule 8.5(b).

                  (c) Since December 31, 1996, there has been no material adverse change in the financial condition, results of operation, assets, or prospects of Buyer.

                 Section 8.6  Governmental Authorization; Consents.

                 (a) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any federal, state or foreign governmental body, agency, official or authority other than (i) compliance with the applicable requirements of the HSR Act, and
(ii) the regulatory approvals (if any) set forth in Schedule 8.6 to this Agreement.

                 (b) No consent, approval, waiver or other action by any person (other than the governmental authorities referred to in (a) of this Section 8.6) under any contract, agreement, indenture, lease, instrument or other document to which Buyer is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated by this Agreement.

                 Section 8.7 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of Buyer or to a loss of any material benefit to which Buyer is entitled under any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 8.6 of this Agreement) or of the Certificate of Incorporation and By-Laws of Buyer or of any material agreement, contract, plan, lease, arrangement, commitment, judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Buyer or result in the creation or imposition of any lien on any asset of Buyer.

                 Section 8.8 Litigation. There is no action, suit, arbitration or legal, administrative or other proceeding pending against, or, to the best of Buyer's knowledge, threatened against or affecting, or any governmental investigation pending or, to the best of Buyer's knowledge, threatened, against Buyer that (a) could result in any liability being imposed upon Seller or its

Affiliates or (b) could adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

                 Section 8.9 Brokers' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 9

                            COVENANTS AND AGREEMENTS

                 Section 9.1  Covenants of Seller.

                 (a) Conduct of Business. Except (i) the rejection in the Bankruptcy Court of any or all of the contracts that are not assigned to and assumed by Buyer or (ii) the sale or other disposition of other divisions or Retained Assets, from the date of this Agreement until Closing, except as may be agreed to in writing by Buyer or required by an order of the Bankruptcy Court, Seller will, with respect to the Acquired Assets, (A) except as set forth on Schedule 9.1(a) to this Agreement, conduct its operations according to its ordinary and usual course of business, consistent with current practice since the Petition Date (taking into account that Seller is operating as debtor in possession under the Bankruptcy Code), (B) except as set forth on Schedule 9.1(a) to this Agreement, use its reasonable efforts (taking into account that Seller is operating as debtor in possession under the Bankruptcy Code) to (I) preserve intact its business organization, (II) keep or cause to keep in effect all material licenses, leases, franchises, contracts, rights and agreements of Seller or its subsidiaries, (III) maintain its properties in accordance with past practices, (IV) endeavor to keep available the services of its officers and key employees, and (V) endeavor to maintain current relationships with significant licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with Seller. Without limiting the generality of the foregoing and except as set forth on Schedule 9.1(a) to this Agreement, Seller shall not:

                          (i)  other than minor changes in accordance with
sound business practices, (A) increase in any manner the compensation payable (or to become payable) to any Employee (as defined in Section 10.1 of this Agreement) or the amount payable (or to become payable) under any bonus, profit-sharing, pension, retirement, deferred compensation savings, incentive compensation, health or welfare, or other plan, program, policy, agreement, trust, fund or arrangement for the benefit of Employee or beneficiary or dependent thereof; (B) pay or agree to pay (whether formally or informally and whether or not in writing) any pension, retirement allowance or other employee benefit not required by any existing employee benefit plan, program, policy or arrangement to or with respect to any Employee; or (C) commit itself (formally or informally in writing or orally) to any additional pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, agreement, policy, understanding or arrangement, or to any employment or consulting agreement with or for the benefit of any person, or to amend any such plans, policies, understandings, arrangements or agreements in existence on the date of this Agreement and relating to the Business; provided that the provisions of this Section 9.1(a)(A) shall not prohibit Seller from adopting amendments or taking any other actions with respect to any of the Plans as may be required (I) by applicable law, (II) in connection with Seller's disposition of any of its remaining assets, or (III) by the terms of this Agreement;

                          (ii)  assume or reject any executory contracts or
unexpired leases which otherwise would be part of the Acquired Assets except as contemplated by Section 1.4 of this Agreement;

                          (iii)  discharge or assume any liabilities except in
the ordinary course of business and except for liabilities which would not be Assumed Liabilities;

                          (iv)  take any material action other than in the
ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures affecting the Acquired Assets;

                          (v)  settle or otherwise enter into any consent or
other arrangement with respect to any products liability claims, actions, proceedings or investigations, except where any such action would not have a Material Adverse Effect;

                          (vi)  make any election with respect to taxes or
settle or compromise any material federal, state, local or foreign income tax liability;

                          (vii)  fail to defend or initiate any material matter
before any governmental, regulatory or administrative authorities that is necessary to protect the Acquired Assets, including, without limitation, appeal taken from the entry of the Order or any motion or application filed in connection therewith;

                          (viii)  ship merchandise which would be included in
the Acquired Assets other than pursuant to customer orders in the ordinary course of business consistent with past practice and in amounts not in excess of such customers' reasonable requirements;

                          (ix)  allow inventory levels to deviate from levels
necessary to conduct the Business following the Closing on an on-going basis consistent with past practice;

                          (x)  write-down or write-up the value of any of its
assets included in the Acquired Assets;

                          (xi)  offer any early payment terms or deferred
payment terms in connection with the Business except in the ordinary course of business and consistent with past practice;

                          (xii)  pay, discharge or satisfy any claim,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) relating to the Acquired Assets, other than the payment, discharge or satisfaction thereof in the ordinary course of business and consistent with past practice;

                          (xiii)  except in the ordinary course of business,
alter, amend or settle any dispute under any agreement, contract or right of Seller relating to the Business or the Acquired Assets;

                          (xiv)  fail to pay in accordance with past practice,
and in any event within the due dates thereof, accounts payable arising subsequent to the Petition Date relating to the Business or the Acquired Assets; and

                          (xv)  agree to do any of the foregoing.

                 (b) Corporate Examinations and Investigations. Prior to the Closing Date, Buyer shall be entitled, through its employees and representatives, to make such investigation and examination of the Acquired Assets as any of them reasonably requests, to verify the accuracy of the representations and warranties of Seller set forth in Article 7 of this Agreement. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances. Seller shall deliver to Buyer at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, within ten days of the approval of this Agreement by the Bankruptcy Court, specific financial information as described in Exhibit M of this Agreement. Seller shall make available to Buyer those employees of Seller who have specific responsibility for the keeping and preparation of the books, records, and tax returns and employer reports of the Seller.

                 (c) Title Binders. Seller shall obtain, at its expense, commitments for title insurance issued by such title company as may be designated by Buyer showing good and marketable title to the Real Property Interests in Seller, and cause to be issued, at its expense, an owner's title insurance policy (ALTA) (the "Title Policy") to Buyer in amounts reasonably determined by Buyer subject only to the so-called standard exceptions and Liens and Permitted Exceptions (the "Title Binders").

                 Section 9.2  Covenants of Buyer.

                 (a) In General. Buyer shall exercise the rights granted to it in this Agreement in a prudent manner so as not to interfere with the orderly operations of the Business of Seller or its Affiliates or with the relationships of Seller or its Affiliates with current or former employees, suppliers, customers, creditors, lien-holders and others having business or governmental relations with Seller or its Affiliates.

                 (b) Payment of Taxes, Filing Fees. Buyer shall pay all state, local and foreign transfer and similar taxes, stamp duties, recording fees and other governmental filing fees and charges. Buyer shall furnish in good faith to seller valid certificates of exemption for resale, or for further processing or manufacturing, of the various jurisdictions of situs of personal property purchased for resale, or for further processing or manufacturing. Seller shall not charge to Buyer any state or local sales, use, or transaction taxes on the transfer to Buyer of those assets which Buyer purchases for resale, or for further processing or manufacturing.

                 (c) Worker Adjustment Act. If Buyer, at any time prior to 90 days after the Closing Date, effectuates (i) a "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") affecting any site of employment or one or more facilities or operating units within any site of employment or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment, Buyer shall comply fully with the notice and other requirements of the WARN Act.

                 (d) Buyer shall use its best efforts to file with the SEC as soon as practicable after the Closing a resale registration statement covering the Buyer Shares and to cause the registration statement to become effective, in accordance with the terms of the Registration Rights Agreement attached as Exhibit L to this Agreement.

                 Section 9.3  Mutual Covenants.

                 (a) Closing Conditions. Seller and Buyer shall use all reasonable efforts to cause the conditions precedent to Closing to be fulfilled.

                 (b) HSR Act. In connection with this Agreement and the transactions contemplated in this Agreement, each of Seller and Buyer shall, to the extent required, prepare and file, and cooperate in the preparation and filing of, appropriate notifications with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the HSR Act and the rules and regulations promulgated pursuant thereto and to comply with requests of the FTC and the Antitrust Division for supplementing information.

                 (c) Consents and Approvals. Prior to the Closing, each of Seller and Buyer shall use all reasonable efforts to obtain the authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials, courts (including, without limitation, the Bankruptcy Court) and other third parties that may be or become necessary for the performance of their respective obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement and shall cooperate fully with each other in seeking promptly to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of their respective obligations pursuant to this Agreement. Seller and Buyer shall not take any action that is likely to have the effect of delaying, impairing or impeding the receipt of any required approvals and shall use all reasonable efforts to secure such approvals as promptly as possible.

                 (d) Confidentiality. Each of Seller and Buyer shall (at all times before and after the Closing) use all reasonable efforts to preserve the confidentiality of all proprietary or confidential information obtained with respect to the other parties hereto or the business of Seller or its Affiliates; provided that this Section 9.3(d) shall not apply to any information to the extent that (i) the disclosure of such information to a third party is reasonably required in connection with the fulfillment of another party's obligations under this Agreement and such third party shall enter into an agreement to keep such information confidential, (ii) such information shall become generally known to the public through no violation of this Section 9.3(d), (iii) such information was known to the disclosing party prior to its receipt from the other party to this Agreement, or (iv) the disclosure of such information is otherwise required by a court of competent jurisdiction or by law.

                 (e) CONSENT TO JURISDICTION. THE BANKRUPTCY COURT SHALL HAVE JURISDICTION OVER ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND THE INTERPRETATION, IMPLEMENTATION AND ENFORCEMENT OF THIS AGREEMENT, AND THE PARTIES HERETO IRREVOCABLY SUBMIT AND CONSENT TO SUCH JURISDICTION FOR SUCH PURPOSES.

                                   ARTICLE 10

                                EMPLOYEE MATTERS

                 Section 10.1  Treatment of Employees.

                 (a) Hiring of Employees. Seller will deliver to Buyer a list of all of the employees of the Business employed by Seller immediately prior to the Closing (the "Business Employees") not later than three days prior to the Closing. On consummation of the Closing, the Business Employees shall cease to be employees of Seller. Buyer may make offers of employment, effective upon the Closing, to those Business Employees it wishes to employ in its sole discretion.

                 (b) Union Contracts. Buyer will not be obligated to assume any collective bargaining agreement with any union representing Business Employees, but Buyer shall recognize, and negotiate in good faith with such unions concerning, the terms and conditions of employment of any Business Employees represented by such union which Buyer elects to hire after the Closing.

                 (c) Benefit; Enforceability. Nothing in this Agreement, including, without limitation, this Article 10, shall be deemed to be for the benefit of, or enforceable by or on behalf of any labor union, Business Employee, former employee, consultant or former consultant of the Business (collectively the "Employees"), dependent or beneficiary of any such Employee or consultant, labor union or such other organization other than Buyer, Seller and their respective successors and assigns.

                 Section 10.2  Employee Benefits..

                 Buyer shall cause each Business Employee who becomes employed by Buyer (and his or her eligible dependents) to be covered at and after the Closing by a group health plan (within the meaning of Section 5000(b)(1) of the Internal Revenue Code) that provides medical benefits that do not limit or exclude coverage on the basis of any pre-existing condition of such Business Employee or dependent (or reimburse such Business Employee for the cost of health care continuation coverage) and, for the balance of the calendar year, shall provide paid vacation for such Business Employees substantially equivalent to their respective unused paid vacation days to be taken in the calendar year, provided that Buyer shall have no obligation under this Section
10.2 to make any cash payment to any Business Employee with respect to unused vacation or to use

Fruehauf's annual vacation plan. Buyer shall have no liability under Seller's health care or dental care plans.

                                   ARTICLE 11

                                  TERMINATION

                 Section 11.1 Termination by Mutual Consent. At any time on or prior to the Closing Date, this Agreement may be terminated by the mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer.

                 Section 11.2  Termination Upon Breach or Default.

                 (a) If Buyer shall default in the observance, or in the due and timely performance, of any of the agreements or covenants contained in this Agreement, or if there shall have been a material breach by Buyer of any of its representations or warranties set forth in this Agreement, Seller, provided Seller is not in material default with respect to any of its obligations under the Agreement, may terminate this Agreement upon ten (10) days written notice to Buyer, during which time Buyer shall have an opportunity to cure the default or breach.

                 (b) If Seller shall default in the observance, or in the due and timely performance, of any of the agreements or covenants contained in this Agreement, or if there shall have been a material breach by Seller of any of its representations or warranties set forth in this Agreement, Buyer, provided it is not in material default with respect to any of its obligations under the Agreement, may terminate this Agreement upon ten (10) days written notice to Seller, during which time Seller shall have an opportunity to cure the default or breach.

                 Section 11.3 Termination Date. Either Seller or Buyer may terminate this Agreement if the party exercising its right to terminate is not in default hereunder and the Closing shall not have occurred by May 31, 1997, or such later date, if any, upon which the Seller and Buyer may agree in writing. If this Agreement is terminated pursuant to this Section 11.3, neither party shall have any liability to the other hereunder.

                                   ARTICLE 12

                                    GENERAL

                 Section 12.1 Access and Retention of Records. Buyer shall preserve and keep the Books and Records delivered to it pursuant to this Agreement for a period of six years following the Closing Date, or for any longer period that may be required by any governmental agency or ongoing litigation, and shall make such records available to Seller or K-H Corporation ("K-H") as may be reasonably requested by Seller from time to time in connection with any legal proceedings against or government investigations of Seller, its Affiliates or K-H or in connection with any tax examination of Seller, its Affiliates or K-H. If Buyer wishes to destroy such Books and Records after such six year period, Buyer shall first give ninety (90) days prior written notice to Seller or K-H and Seller or K-H shall have the right at its option, upon prior written notice given to Buyer within such ninety (90) day period, to take possession of such records within one hundred eighty (180) days after the date of the notice to Buyer under this Section 12.1.

                 Section 12.2 Cooperation in Claims and Litigation. Buyer and Seller shall cooperate, to the extent reasonably requested by either of them, in the handling and disposition of any claims and litigation, including, without limitation, customer warranty claims, product liability claims, claims relating to environmental matters, labor arbitrations, employee grievances and claims under the Equal Employment Opportunity Act, Civil Rights Act or similar statutes, whether or not listed on any Schedule to this Agreement and whether or not pending or threatened prior to the Closing, that arise out of or are related to any event or occurrence prior to or after the Closing.

                 Section 12.3  Survival.

                 (a) Except as provided by (b), the representations and warranties made by a party in this Agreement shall not survive the Closing, and such representations and warranties, and any cause of action based on such representations and warranties, shall terminate and expire on the consummation of the Closing. Except as provided by (b), each party acknowledges that all representations and warranties of the other party contained in this Agreement are solely conditions to Closing, and after Closing there shall be no liability or obligations in respect of a breach or claimed breach thereof.

                 (b) The representations and warranties made by Buyer in Sections 8.4 and 8.5 of this Agreement shall survive the Closing, and such representations and warranties, and any cause of action based on such representations and warranties, shall inure to the benefit of Seller and Seller's creditors receiving any distributions of the Buyer Shares under Seller's Plan of Reorganization.

                 Section 12.4 Binding Effect; Benefits; Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of Seller and Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated in this Agreement. Neither Seller nor Buyer shall assign any of its rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other party to this Agreement, except that, at the request of Buyer, Seller shall transfer at Closing title to all or part of the Acquired Assets to any one or more Affiliates of Buyer designated by Buyer.

                 Section 12.5 Governing Law. Except to the extent inconsistent with the Bankruptcy Code, this Agreement shall be governed by the laws of the State of Delaware.

                 Section 12.6 Notices. All notices, requests, demands and other communications to be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, telecopied or sent by recognized overnight delivery service, and shall be deemed given when so delivered personally, telecopied or sent, as follows:

         (a)     If to Buyer:
                 Wabash National Corporation
                 1000 Sagamore Parkway South
                 Lafayette, Indiana  47905
                 Telecopier:  (317) 449-5308
                 Attention: Mark Holden
                 with a copy to:
                 John R. Gambs, Esq.
                 Gambs Mucker Bauman & Seeger
                 10 North Fourth Street
                 P.O. Box 1608
                 Lafayette, IN  47902
                 Telecopier: (317) 742-4535
         (b)     If to Seller:

                 Fruehauf Trailer Corporation
                 111 Monument Circle
                 Suite 3200
                 Indianapolis, Indiana  46204
                 Telecopier:  (317) 630-3090

                 Attention:  Thomas E. Ireland
                 with a copy to:
                 Jones, Day, Reavis & Pogue
                 901 Lakeside Avenue
                 Cleveland, Ohio  44114
                 Telecopier:  (216) 579-0212

                 Attention:  William H. Coquillette

                 Any party may change its address or telecopier number by prior written notice to the other parties.

                 Section 12.7 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                 Section 12.8 Expenses. Except as otherwise provided in this Agreement, Buyer and Seller shall pay their own respective expenses, costs and fees (including, without limitation, attorney and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                 Section 12.9 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

                 Section 12.10 Entire Agreement. This Agreement, the Exhibits and Schedules to this Agreement, the Expense Reimbursement Agreement of even date herewith, and the agreements referred to in this Agreement set forth the entire agreement and understanding of Seller and Buyer in respect of the transactions contemplated by this Agreement and supersede all prior agreements, arrangements and understandings relating to the subject matter of this Agreement. No representation, promise, inducement or statement of intention has been made by Seller or Buyer that is not embodied in this Agreement or in the documents referred to in this Agreement, and neither Seller nor Buyer shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. The representations, warranties, covenants and agreements of the Seller and the Buyer contained in this Agreement shall be as expressly set forth in this Agreement, and nothing in this Agreement is intended to imply to one party any obligations or responsibilities of any other party.

                 Section 12.11 Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions of this Agreement may be waived, only by a written instrument executed by Seller and Buyer or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any such term, covenant, representation or warranty or any other term, covenant, representation or warranty set forth in this Agreement.

                 Section 12.12 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

                 Section 12.13 Execution. This Agreement is being executed by each of Buyer's and Seller's duly authorized officers solely on behalf of Buyer and Seller and not in a personal or any other capacity. The parties agree that no action shall be commenced by Buyer against any officer or director of Buyer or Seller in connection with any claim, dispute or matter arising under this Agreement.

                 Section 12.14 Court Approval. Seller's authority to enter into this Agreement is subject to approval by the Bankruptcy Court, and Seller shall not be legally bound by this Agreement, and shall have no legally enforceable obligations to Buyer under this Agreement, until this Agreement has been approved by the Bankruptcy Court.

                 IN WITNESS WHEREOF, each of Seller and Buyer have executed this Agreement as of the day and year first above written.

                              WABASH NATIONAL CORPORATION


                              By:
                                 ----------------------------------------
                                 Mark R. Holden

                              Its:     Vice President and Chief Financial
                                       Officer

                                                                  "Buyer"

                              FRUEHAUF TRAILER CORPORATION


                              By:
                                 ----------------------------------------
                                 Derek L. Nagle

                              Its:     President

                                                                 "Seller"

                                                                       Exhibit A

                SERIES A 6% CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK

                 The following sets forth certain details regarding the Convertible Exchangeable Preferred Stock to be issued by Wabash National Corporation (the "Corporation") pursuant to Section 2.1 of the Purchase Agreement.

                 Section 1.       Designation and Amount.

                 1A.      Number of Shares.  The designation of the series of
Preferred Stock, $.01 par value per share, provided for herein shall be "Series A Cumulative 6% Convertible Exchangeable Preferred Stock" (hereinafter referred to as the "Preferred Stock"), and the number of authorized shares constituting Preferred Stock is [_________]. The shares of Preferred Stock shall only be issued in connection with the consummation of the transactions contemplated by the Purchase Agreement dated as of March 13, 1997, by and among the Corporation and Fruehauf Trailer Corporation, as defined therein (the "Purchase Agreement").

                 1B.      Stated Value Per Share.  The Stated Value Per Share
of the Preferred Stock shall be $50.00.

                 1C.      Rank.  The Preferred Stock shall with respect to
rights upon liquidation, winding up or dissolution, and redemption rights, rank
(i) junior to any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Preferred Stock, whether now existing or hereafter created (the "Senior Preferred Stock"), (ii) on a parity with any other series of Preferred Stock duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank on a parity with the Preferred Stock, whether now existing or hereafter created (the "Parity Preferred Stock"), and (iii) prior to any other class or series of capital stock of the Corporation, including, without limitation, all classes of the Common Stock, par value $0.01 per share, of the Corporation, whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock of the Corporation to which the Preferred Stock ranks prior, including without limitation the Common Stock, and including, without limitation, junior securities convertible into or exchangeable for other junior securities or phantom stock representing junior securities, are collectively referred to herein as "Junior Securities").

                 Section 2.       Preferred Stock Dividends.

                 Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors out of the funds of the Corporation legally available therefor, a cash dividend at the annual rate of 6% of the Stated Value Per Share (equivalent to $3.00 per share per annum). Dividends with respect to the Preferred Stock will be payable quarterly in arrears on March 15, June 15,

September 15 and December 15 of each year, commencing June 15, 1997 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Dividends on the Preferred Stock will be cumulative and will accrue without interest from the date of original issuance. Dividends will be payable to the holders of record as they appear on the stock books of the transfer agent for the Corporation on such record dates, which shall be not more than 30 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors, provided that holders of shares of Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend payment on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares to Common Stock, in which case such holders will receive such payment on the corresponding dividend payment date). Dividends payable on the Preferred Stock for the initial dividend period and dividends payable for any period shorter or longer than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                 If dividends are not paid in full upon the Preferred Stock and any other Parity Preferred Stock, all dividends declared upon shares of Preferred Stock and such other Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock and the other Parity Preferred Stock bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Preferred Stock and the other Parity Preferred Stock bear to each other.
Except as set forth above, unless full cumulative dividends on the Preferred Stock have been paid and funds set aside, dividends (other than dividends paid solely in Common Stock or Junior Securities and rights to acquire the foregoing) may not be paid or declared and set aside for payment and other distributions may not be made upon the Common Stock or Junior Securities nor may any Common Stock or Junior Securities be redeemed, purchased, or otherwise acquired for any consideration by the Corporation (except for repurchases from employees under employee benefit plans and by conversion into or exchange for Common Stock or Junior Securities).

                 Section 3.       Liquidation.

                 In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (whether representing capital or surplus), before any payment or distribution shall be made on the Common Stock or any other Junior Securities (but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Preferred Stock, including holders of Senior Preferred Stock), the Stated Value Per Share plus the amount of any dividends accrued thereon through the date of distribution (the "Preferred Stock Liquidation Distribution"). After the Preferred Stock Liquidation Distribution has been made, the holders of shares of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation. If the assets distributable upon such dissolution, liquidation or winding up (as provided above) shall be insufficient to pay cash in an amount equal to the amount of the Preferred Stock Liquidation Distribution to the holders of shares of Preferred Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock ratably in proportion to the respective amounts of the Preferred Stock Liquidation Distribution to which they otherwise would be entitled. The merger or consolidation of the Corporation into or with another corporation, a merger or consolidation of any other corporation with or into the Corporation upon the completion of which the stockholders of the Corporation prior to the merger or consolidation no longer hold a majority of the outstanding equity securities of the Corporation or the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation (any such event, a "Reorganization Event") shall, at the option of the holders of at least 50 % of the Preferred Stock, be deemed to be a Liquidation of the Corporation.

                 Section 4.       Voting Rights.

                 The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock as a single class, and each share of Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable upon conversion of such share on the record date for determining eligibility to participate in the action being taken.

                 Section 5.       Optional Conversion.

                 5A.      General.

                 At any time and from time to time after the initial issuance, any holder of Preferred Stock may convert all or any of the shares of Preferred Stock held by such holder into a number of shares of Common Stock computed by multiplying the number of shares to be converted by the Stated Value Per Share of the Preferred Stock plus the amount of any dividends accrued thereon through the date of distribution and dividing the result by the Conversion Price. The Conversion Price shall be an amount equal to one hundred twenty percent (120%) of the average closing price on the New York Stock Exchange (the "Average Closing Price") of Common Stock for the ten (10) consecutive trading days prior to the date of closing under the Purchase Agreement (the "Closing Date"); provided that the Conversion

Price shall in no event exceed $25.00. In the event any Preferred Stock is called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the business day immediately prior to the redemption date unless the Corporation defaults in the payment of the redemption price.

                 5B.      Adjustment of Conversion Price.

                 The Conversion Price is subject to adjustment upon the occurrence of certain events, including (i) the distribution of shares of Common Stock as a dividend or distribution on the Common Stock, (ii) the subdivision or combination of the outstanding Common Stock, (iii) the distribution to all or substantially all holders of Common Stock of warrants, options or other rights to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the then Average Current Market Price (as defined in the Certificate of Designations), (iv) the distribution to all or substantially all holders of Common Stock of shares of capital stock of the Corporation (other than shares of Preferred Stock upon exercise of a Right), evidences of indebtedness, or other non-cash assets (including securities of any Corporation other than the Corporation), (v) the distribution to all or substantially all holders of Common Stock of warrants, options or other rights to subscribe for its securities (other than those referred to in (iii) above), and (vi) the distribution to all or substantially all holders of Common Stock of cash in an aggregate amount that (together with all other cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a conversion price adjustment) exceeds an amount equal to 20% of the Average Current Market Price on the business day immediately preceding the day on which the Corporation declares such distribution multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in treasury of the Corporation). Issuances of options and securities convertible into Common Stock are deemed to be issuances of the underlying Common Stock for purposes of adjustments to the conversion price. Whenever the conversion price is adjusted, the Corporation will promptly mail to holders of Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it. Such adjustment shall reduce the Conversion Price to fully offset the economic dilution to the Preferred Stock (on an as converted basis) of the occurrence of the events described in clauses
(i) - (vi) above, except that no adjustment of the conversion price will be required to be made in any case until cumulative adjustments amount to a change in the conversion price of 1% or more, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations will be made either to the nearest cent or the nearest 1/100 of a share.

                 If the Corporation reclassifies or changes its outstanding Common Stock, or consolidates with or merges into or sells or conveys all or substantially all of the assets of the Corporation as an entirety to any person, or is a party to a merger or share exchange that reclassifies or changes its outstanding Common Stock, shares of Preferred Stock will become convertible into the kind and amount of shares of stock and other securities and property (including cash) that the holders of shares of Preferred Stock would have owned immediately after the transaction if the holders had converted such shares of Preferred Stock into Common Stock immediately before the effective date of the transaction. If in connection with any such reclassification, consolidation, merger, sale, transfer, or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation will provide or cause to be provided to each holder of Preferred Stock (on an as converted basis) the right to elect to receive the securities, cash or other assets into which the Preferred Stock held by such holder will be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election will be made and the effect of failing to exercise the election). The above will similarly apply to successive reclassifications, consolidations, mergers, sales, transfer or share exchanges.

                 5C.      Conversion Procedure.

                 Any holder of shares of Preferred Stock desiring to convert any portion thereof into Common Stock shall surrender each certificate representing one or more shares of such Preferred Stock to be converted, duly endorsed in favor of the Corporation or in blank and accompanied by proper instruments of transfer, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of its election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

                 The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, not less than the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock that may then be exercised. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                 Section 6.       Exchange.

                 The Preferred Stock is exchangeable, at any time and from time to time, by the Corporation, in whole or in part, upon at least 30 days but no more than 60 days prior written notice to the holders of Preferred Stock to be so exchanged through the issuance of Convertible Subordinated Debentures ("Debentures") in redemption of and in exchange for the Preferred Stock. Holders of the Preferred Stock will be entitled to receive $50 principal amount of Debentures in exchange for each share of Preferred Stock held by them at the time of exchange provided that all accrued dividends to the date of exchange have been paid. The Debentures are described in more detail in Section 8 below.

                 The Debentures shall be convertible and subject to optional redemption.

                 Section 7.       Optional Redemption.

                 The Preferred Stock shall be subject to redemption on a pro-rata basis (based on the number of shares), at the option of the Corporation, in whole or from time to time in part, in each case as set forth below, (i) if at any time on and after the Closing Date and prior to the second anniversary of the Closing Date, the Average Closing Price of the Common Stock for 10 consecutive trading days during such period equals or exceeds one hundred forty percent (140%) of the Conversion Price then in effect, then for a period of 60 days following the last day of such 10 day period, at a per share redemption price equal to the Stated Value Per Share plus any dividends accrued thereon to the date of redemption, and (ii) at any time on or after the second anniversary of the Closing Date, at a per share redemption price equal to the Stated Value Per Share plus any dividends accrued thereon to the date of redemption.

                 The Corporation shall give each holder of Preferred Stock written notice of each redemption of Preferred Stock held by such holder not less than 30 days nor more than 45 days prior to any redemption date, specifying such redemption date and the number of shares to be redeemed on such date. Notice of redemption having been so given, the number of shares to be redeemed on the redemption date as specified in such notice shall be so redeemed on the specified redemption date, except to the extent that any share of Preferred Stock which is to be so redeemed shall have been surrendered to the Corporation for conversion prior to such redemption date.


                 Section 8.       Debentures.

                 The Debentures will be unsecured, subordinated obligations of the Corporation, will be limited in aggregate principal amount and will mature on the tenth anniversary of the Closing Date. The Debentures will bear interest at the same annual rate as the dividends payable on the Preferred Stock, from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on March 15 and September 15 of each year, commencing with the first of such dates to occur after the exchange date, to the person in whose name the Debenture is registered at the close of business on the preceding March 1 and September 1, as the case may be. Interest will be payable to the holders of record as they appear on the register of the Corporation on such record dates, provided that holders of Debentures called for redemption on a redemption date falling between an interest payment record date and the interest payment date shall, in lieu of receiving such interest on the interest payment date fixed therefor, receive such interest payment together with all other accrued and unpaid interest on the date fixed for redemption (unless such holders convert such Debentures to Common Stock in which case such holders will receive such payment on the corresponding dividend payment date). Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Debentures will not be subject to any sinking fund. Principal of and premium, if any, and interest on, with respect to, the Debentures will be payable at the office or agency of the Corporation maintained for such purposes. In addition, payment of interest, may, at the option of the Corporation, be made by check mailed to the address of the person entitled thereto. The Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

                 The Indenture shall not contain any restriction on the payment of dividends or the repurchase of securities of the Corporation (except in the case of an event of default under the Indenture) or any financial covenants. Otherwise, the Indenture shall contain customary terms and conditions and comply in all respects with the Trust Indenture Act of 1939, the form of which shall be agreed to by the parties prior to the Closing (as defined in the Purchase Agreement).

                 The payment of principal of and premium, if any, and interest on, with respect to, the Debentures will, to the extent set forth in the Indenture, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation (as defined below), whether outstanding at the date of the Indenture or later incurred. In the event of any default in the payment of the principal of, or interest on, any Senior Indebtedness or any default permitting the acceleration of Senior Indebtedness where notice of such default has been given to the Corporation, no payment with respect to the payment of principal of and premium, if any, and interest on, with respect to, the Debentures may be made by the Corporation, whether outstanding at the date of the Indenture or later incurred, unless and until such default has been cured or waived. Upon any payment or distribution of the Corporation's assets to creditors upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to the Corporation, whether voluntary or involuntary, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Debentures will be entitled to receive any payment upon the principal of, premium, if any, and interest on, with respect to, the Debentures. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Debentures may recover less ratably than holders of Senior Indebtedness and other creditors of the Corporation.

                 "Senior Indebtedness" is defined as the principal of, premium, if any, and interest on (a) any and all other indebtedness and obligations of the Corporation (including indebtedness of others guaranteed by the Corporation) other than the Debentures, whether or not contingent and whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which (i) is for money borrowed; (ii) is evidenced by any bond, note, debenture or similar instrument; (iii) represents the unpaid balance on the purchase price of any property, business, or asset of any kind; (iv) is an obligation of the Corporation as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) is a reimbursement obligation of the Corporation with respect to letters of credit;
(vi) is an obligation of the Corporation with respect to interest swap obligations and foreign exchange agreements or (vii) is an obligation of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Corporation are subject, whether or not the obligations secured thereby shall have been assumed by the Corporation or shall otherwise be the Corporation's legal liability, and (b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Debentures; (ii) any indebtedness or obligation of the Corporation which, by its terms or the terms of the instrument creating or evidencing it, is both subordinated to any other indebtedness or obligations of the Corporation and is not superior in right of payment to the Debentures;
(iii) any indebtedness or obligation of the Corporation to any of its subsidiaries and (iv) any indebtedness or obligation which is both incurred by the Corporation in connection with the purchase of assets, materials or services in the ordinary course of business and constitutes an unsecured trade payable.

                 The Corporation expects from time to time to incur additional indebtedness, including, but not limited to, Senior Indebtedness. The Indenture will not prohibit or limit the incurrence of such additional indebtedness.

                 Section 9.       Debenture Conversion Rights

                 The Debentures may be converted in denominations of $1,000 or integral multiples thereof (plus interest accrued to the date of conversion) at any time prior to maturity at the option of the holder into fully paid, nonassessable shares of Common Stock at a conversion price equal to the Conversion Price with respect to the Preferred Stock as subsequently adjusted. The right to convert Debentures called for redemption will expire at the close of business on the fifth business day prior to the redemption date (the "Conversion Termination Date") (unless the Corporation shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Debenture is redeemed).

                 Holders of Debentures at the close of business on an interest payment record date shall be entitled to receive the interest payable on the corresponding interest payment date notwithstanding the conversion thereof following the close of business on such interest payment record date and prior to the close of business on such interest payment date. However, Debentures surrendered for conversion during the period between the close of business on any interest payment record date and the close of business on the corresponding interest payment date (except Debentures called for redemption on a redemption date or with a Conversion Termination Date during such period) must be accompanied by payment of an amount equal to the interest payment to be received on such interest payment date with respect to such Debentures presented for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid interest on converted Debentures or for dividends on the shares of Common Stock issued upon such conversion.

                 No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash based on the Closing Price (as defined in the Indenture) on the last trading day before the conversion date.

                 Section 10.      Registration.

                 The Corporation shall file with the Securities and Exchange Commission (the "Commission"), within 90 days after the date of original issuance of the Preferred Stock, one or more Shelf Registration Statements to register the resales of Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Corporation will use its reasonable best efforts to cause the Shelf Registration to become effective within 90 days from the date of original issuance of the Preferred Stock and to keep such Shelf Registration Statement(s) effective until the second anniversary of the date of original issue of the Preferred Stock. For purposes of the foregoing, "Transfer Restricted Securities" means each share of Preferred Stock, each Debenture, each share of Common Stock issued as part of the Purchase Price pursuant to the Purchase Agreement ("Purchase Price Preferred Stock"), or each underlying share of Common Stock, as applicable, until the date on which such share of Preferred Stock, Debenture,

Purchase Price Preferred Stock, or underlying share of Common Stock, as applicable, has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statements, the date on which such share of Preferred Stock, Debenture, Purchase Price Preferred Stock, or underlying share of Common Stock, as applicable, is distributed to the public pursuant to Rule 144 or the date on which such share of Preferred Stock, Debenture, Purchase Price Preferred Stock, or underlying share of Common Stock, as applicable, may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force).

                 If the Shelf Registration Statement relating to the Purchase Price Preferred Stock has not been declared effective by the Commission within 90 days after the date of original issuance of the Preferred Stock (a "Registration Default") then the dividend rate on the Preferred Stock shall be increased from 6% to 10% during the period between the end of such 90 day period and the date on which such Shelf Registration Statement is declared effective by the Commission.

                 At Closing, the parties will enter into a Registration Rights Agreement in the form of Exhibit L to the Purchase Agreement which will govern the filing and use of the Shelf Registration Statement and related matters.

                 Section 11.      Other Protection.

                 The Certificate of Designations will provide for customary protection provisions, including the right to a class vote on mergers which would materially adversely affect the holders of Preferred Stock.

                                                                       EXHIBIT B


                                 QUITCLAIM DEED


          KNOW ALL MEN BY THESE PRESENTS, that FRUEHAUF TRAILER CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "GRANTOR"), for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration received to its full satisfaction of __________, a ________________corporation (the "GRANTEE"), whose mailing address is
_____________________, does hereby GIVE, GRANT, REMISE, RELEASE, CONFIRM and FOREVER QUITCLAIM unto the Grantee, its successors and assigns, all such right, title and interest, if any, as the Grantor has in and to certain premises described on Attachment A attached hereto and made a part hereof by this reference, together with all appurtenant rights, privileges and assessments thereunto belonging (all of the foregoing hereinafter referred to as the "Premises").

          TO HAVE AND TO HOLD the Premises unto the Grantee, its successors and assigns, so that neither the Grantor, nor its successors or assigns, nor any other persons claiming title through or under the Grantor, shall or will hereafter claim or demand any right or title to the Premises, or any part thereof;

but they and every one of them shall by these presents be excluded and forever barred.

          IN WITNESS WHEREOF, FRUEHAUF TRAILER CORPORATION, the Grantor, has executed this instrument by its duly authorized officer as of the ____ day of __________, 1997.



Signed and acknowledged
  in the presence of:
                                   FRUEHAUF TRAILER CORPORATION,
                                   a Delaware corporation


------------------------------     ------------------------------
Printed Name:                      Derek Nagle, President
             -----------------

------------------------------

Printed Name:
             -----------------

STATE OF OHIO       )
                    )  SS:
COUNTY OF CUYAHOGA  )


     Before me a Notary Public in and for said County and State personally appeared FRUEHAUF TRAILER CORPORATION, a Delaware corporation, by Derek Nagle, its President, who acknowledged that he did sign the foregoing deed on behalf of said corporation by authority of its Board of Directors and that the same is the free act and deed of said corporation and his free act and deed as such officer.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of __________, 1997.



                                   ------------------------------
                                            Notary Public
[Notarial Seal]



This Instrument Prepared By:

William A. Herzberger, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio  44114
(216) 586-3939

                        ATTACHMENT "A"




[Legal Description as described on Schedule 1.1(a) to the Purchase Agreement]

                                                                    EXHIBIT C

                          BILL OF SALE AND ASSIGNMENT


          THIS BILL OF SALE AND ASSIGNMENT (this "Bill of Sale") is made, executed and delivered this 16th day of April, 1997, by FRUEHAUF CORPORATION, a Delaware corporation ("Seller"), pursuant to the Purchase Agreement dated as of March 13, 1997, as amended (the "Purchase Agreement"), between FRUEHAUF TRAILER CORPORATION, a Delaware corporation ("FTC"), and WABASH NATIONAL CORPORATION, a Delaware corporation, as buyer ("Buyer"). Terms used in this Bill of Sale which are defined in the Purchase Agreement are used in this Bill of Sale as so defined.

                              W I T N E S S E T H:

          WHEREAS, Buyer and FTC have entered into the Purchase Agreement, which by this reference is incorporated and made a part of this Bill of Sale, pursuant to which FTC has agreed to sell, convey, assign, transfer and deliver to Fruehauf Trailer Services, Inc. ("FTS"), a Delaware corporation and the designee of Buyer, its Business and the assets, rights and properties listed and described in Section 1.1 of the Purchase Agreement; and

          WHEREAS, Seller is the owner of record of the "FRUEHAUF" trademark, identified as an Acquired Asset in Section 1.1(e) to the Purchase Agreement and more fully described on Schedule 1.1(e) to the Purchase Agreement (the "Fruehauf Mark"); and

          WHEREAS, Seller desires to execute and deliver this Bill of Sale in furtherance of the Purchase Agreement;

          NOW, THEREFORE, for the consideration set forth in the Purchase Agreement and other good and valuable consideration had and received, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby grant, bargain, sell, convey, transfer and assign unto and vest in FTS, its successors and assigns, the Fruehauf Mark and all of Seller's right, title and interest in and to the Fruehauf Mark.

          TO HAVE AND TO HOLD, all and singular, the Fruehauf Mark is hereby granted, bargained, sold, conveyed, transferred, assigned to and vested in FTS, its successors and assigns, to and for its and their own use and benefit forever. Seller hereby covenants that it will not execute any instrument or grant or transfer any rights or interests inconsistent with the rights and interests granted herein.

          Seller further agrees to execute and deliver to FTS such further instruments of transfer and assignment as FTS may from time to time reasonably request in order to transfer and assign to and vest in FTS all of the rights, privileges and property hereby transferred and assigned or intended so to be.

          IN WITNESS WHEREOF, the undersigned FRUEHAUF CORPORATION has caused this instrument to be executed by its duly authorized officer on the date first above written.


                                   FRUEHAUF CORPORATION



                                   ----------------------------

                              By:
                                   ----------------------------

                            Title:
                                   ----------------------------

                                                                     EXHIBIT D


                                 April 16, 1997




Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana  47905



                 Re: Purchase Agreement, dated March 13, 1997, as amended, between Fruehauf Trailer Corporation and Wabash National Corporation


Ladies and Gentlemen:


                 We have acted as counsel for Fruehauf Trailer Corporation, a Delaware corporation, as seller ("Seller"), in connection with the Purchase Agreement dated March 13, 1997, as amended (the "Purchase Agreement"), between Seller and Wabash National Corporation, a Delaware corporation ("Buyer"), providing for the purchase by Buyer of the business of Seller conducted at its Fort Madison, Iowa, and Huntsville, Tennessee, facilities, certain branches and its dealer network and related assets. This opinion is furnished to you pursuant to Section 3.2(f) of the Purchase Agreement. Unless otherwise specifically indicated, terms that are defined in the Purchase Agreement are used in this opinion as so defined.

                 In connection with the opinion, we have examined the Purchase Agreement and such documents, records and matters of law as we have deemed necessary to render this opinion.

                 For purposes of this opinion, we have assumed or are relying upon the following:

Wabash National Corporation
April 16, 1997
Page 2




                 1. The genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies in the forms executed, and the authenticity of the originals of such latter documents.

                 2. As to parties other than Seller, the due authorization, execution and delivery of all documents required by the Purchase Agreement.

                 3. Each of the parties (other than Seller) to each document required by the Purchase Agreement, at the time of execution, had and has the authority and legal rights under each such party's governing documents and applicable law to enter into each such document pertaining to such party and to perform all of such party's obligations thereunder, and each such document is the legal, valid, and binding obligation of such party.

                 Based upon the foregoing qualifications, assumptions and examinations, and subject to such additional qualifications and assumptions as are hereinafter set forth, we are of the opinion that:

                          (1) Seller is a corporation validly existing under the laws of the State of Delaware. The Purchase Agreement and the other agreements contemplated by the Purchase Agreement have been authorized by Seller by all requisite corporate action, executed and delivered by Seller, and constitute valid and binding obligations of Seller.

                          (2) An order of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approving the sale of Seller's assets as set forth in the Purchase Agreement (the "Order") was

Wabash National Corporation
April 16, 1997
Page 3


                 entered on March 20, 1997. Our review of the Bankruptcy Court's docket indicates that, as of the date of this opinion, the Order (i) is not the subject of an appeal or a stay; (ii) is not the subject of any leave granted for extension of time to file an appeal; (iii) has not been withdrawn; and (iv) has not been modified.

                 With respect to the opinion in paragraph (1) of this opinion, no opinion is expressed as to whether a vote of the stockholders of Seller is required for the Purchase Agreement to be authorized by all requisite corporate action.

                 The opinion expressed in paragraph 2 of this opinion is based solely on a review of the docket of the Bankruptcy Court without any independent investigation or inquiry whatsoever.

                 We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States and the General Corporation Law of the State of Delaware.

                 This opinion is furnished solely for the benefit of the addressee hereof and solely with respect to the Purchase Agreement and the transactions contemplated by the Purchase Agreement, upon the understanding that we are not hereby assuming any professional responsibility to any other person whomsoever.

                                        Very truly yours,

                                                                       EXHIBIT E

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


                 For good and valuable consideration had and received, FRUEHAUF TRAILER CORPORATION, a Delaware corporation ("Seller"), hereby assigns to FRUEHAUF TRAILER SERVICES, INC., a Delaware corporation ("FTS"), and FTS hereby assumes from Seller, subject to the provisions of the Purchase Agreement dated as of March 13, 1997, as amended, by and among WABASH NATIONAL CORPORATION and Seller, all of the right, title and interest of Seller in and to the agreements listed on Attachment A to this assignment and any and all amendments thereto.

                 IN WITNESS WHEREOF, the Seller and FTS have caused this Assignment and Assumption of Contracts to be executed by their duly authorized officers this 16th day of April, 1997.


                                     FRUEHAUF TRAILER CORPORATION



                                     By:
                                        -------------------------
                                        Name:
                                        Title:


                                     FRUEHAUF TRAILER SERVICES, INC.


                                     By:
                                        -------------------------
                                        Name:
                                        Title:

                        ATTACHMENT A: Assigned Contracts




Description of agreements on Schedule 1.1(f) to the Purchase Agreement is incorporated herein by this reference.

                                                                     EXHIBIT F


                               PATENT ASSIGNMENT


                 This PATENT ASSIGNMENT (the "Assignment") is made and entered into by and among Fruehauf Trailer Corporation ("FTC"), a Delaware corporation, Fruehauf Corporation ("FC"), a Michigan corporation, each with offices at 111 Monument Circle, Suite 3200, Indianapolis, Indiana 46204 (collectively "Assignors"), and Fruehauf Trailer Services, Inc., a Delaware corporation with offices at 1000 Sagamore Parkway South, Lafayette, Indiana 47905 ("Assignee").

                 WHEREAS, by a certain Purchase Agreement dated as of March 13, 1997, as amended, between FTC and Wabash National Corporation ("Wabash") (the "Purchase Agreement"), FTC has agreed to sell, convey, transfer, assign and deliver to Assignee, as designee of Wabash, its successors and assigns among other assets, all of its right, title and interest in the patents described in the Attachment A to this Assignment (collectively, the "Patents"); and

                 WHEREAS, FC is the record of owner of certain of the Patents, as indicated in Attachment A;

                 WHEREAS, each Assignor represents and warrants that it has good and marketable title to the Patents it owns as indicated on Attachment A, in each case free and clear of any and all liens, security interests, claims or other encumbrances whatsoever;

                 WHEREAS, Assignee wishes to purchase and acquire all of Assignors' right, title and interest to the Patents;

                 NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, each Assignor does hereby sell, convey, assign, transfer and deliver to Assignee, for its use and the use of its successors, assigns and legal representatives, all of such Assignor's right, title and interest in and to the Patents, together with any and all divisions, continuations, continuations-in-part, reissues, reexaminations and/or extensions thereof.

                 IN WITNESS WHEREOF, each of the parties hereto have executed or caused this PATENT ASSIGNMENT to be executed on its behalf as of the 16th day of April, 1997.


                                      FRUEHAUF TRAILER CORPORATION
                                      (ASSIGNOR)


                                      By:
                                         ---------------------------
                                         Name:
                                         Title:


                                      FRUEHAUF CORPORATION
                                      (ASSIGNOR)


                                      By:
                                         ---------------------------
                                         Name:
                                         Title:

                                      FRUEHAUF TRAILER SERVICES, INC.
                                      (ASSIGNEE)


                                      By:
                                         ---------------------------
                                         Name:
                                         Title:

STATE OF _________        )
                          )  SS:
COUNTY OF ________        )


                 On this ____ day of April, 1997 before me personally came _____________________, to me known, who being by me duly sworn, did say that he/she is the ______________________ of Fruehauf Trailer Corporation, the corporation described in and which executed the foregoing Assignment, and that he/she signed his/her name thereto.


                                      -------------------------------
                                               Notary Public



STATE OF _________        )
                          )  SS:
COUNTY OF ________        )


                 On this ____ day of April, 1997 before me personally came _____________________, to me known, who being by me duly sworn, did say that he/she is the ______________________ of Fruehauf Corporation, the corporation described in and which executed the foregoing Assignment, and that he/she signed his/her name thereto.


                                      -------------------------------
                                               Notary Public


STATE OF _________        )
                          )  SS:
COUNTY OF ________        )


                 On this ____ day of April, 1997 before me personally came _____________________, to me known, who being by me duly sworn, did say that he/she is the ______________________ of Fruehauf Trailer Services, Inc., the corporation described in and which executed the foregoing Assignment, and that he/she signed his/her name thereto.



                                      -------------------------------
                                               Notary Public

                             ATTACHMENT A: Patents





Description of the patents on Schedule 1.1(e) to the Purchase Agreement is incorporated herein by this reference.

                                                                       EXHIBIT G

                              TRADEMARK ASSIGNMENT


          This TRADEMARK ASSIGNMENT (the "Assignment") is made and entered into by and between Fruehauf Trailer Corporation, a Delaware Corporation with offices at 111 Monument Circle, Suite 3200, Indianapolis, Indiana 46204 ("Assignor"), and Fruehauf Trailer Services, Inc., a Delaware corporation with offices at 1000 Sagamore Parkway South, Lafayette, Indiana 47905 ("Assignee").

          WHEREAS Assignor is the owner of the trademarks described on Attachment A attached to this Assignment (the "Trademarks"); and

          WHEREAS Assignee wishes to acquire all of Assignor's right, title and interest to the Trademarks (and all goodwill associated therewith) pursuant to the terms and conditions of the Purchase Agreement between Assignor and Wabash National Corporation dated as of March 13, 1997, as amended (the "Purchase Agreement"); and

          WHEREAS Assignee is a successor to the business of Assignor, or portion thereof, to which the Trademarks pertain, and Assignor's business is ongoing and existing.

          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby sell, convey, assign, transfer and deliver to Assignee, for its use and the use of its successors, assigns and legal representatives, all of Assignor's right, title and interest in and to the Trademarks, together with the goodwill associated therewith.

          IN WITNESS WHEREOF, each of the parties hereto have caused this TRADEMARK ASSIGNMENT to be executed on its behalf as of the 16th day of April, 1997.


                              FRUEHAUF TRAILER CORPORATION
                              (ASSIGNOR)


                              By:
                                 -----------------------------
                                 Name:
                                 Title:

                              FRUEHAUF TRAILER SERVICES, INC.
                                   (ASSIGNEE)


                              By:
                                 -----------------------------
                                 Name:
                                 Title:

STATE OF __________        )
                           )  SS:
COUNTY OF __________       )


          On this ____ day of April in the year of 1997 before me personally came ____________________, to me known, who being by me duly sworn, did say that he is the ____________________ of FRUEHAUF TRAILER CORPORATION, the corporation described in and which executed the foregoing Assignment, and that he signed his name thereto.



                                    -------------------------------
                                             Notary Public


STATE OF __________        )
                           )  SS:
PROVINCE OF __________     )


          On this ____ day of April in the year of 1997 before me personally came ____________________, to me known, who being by me duly sworn, did say that he is the ____________________ of FRUEHAUF TRAILER SERVICES, INC., the corporation described in and which executed the foregoing Assignment, and that he signed his name thereto.



                                    -------------------------------
                                             Notary Public

                                  ATTACHMENT A

                                   TRADEMARKS




Description of the Trademarks on Schedule 1.1(e) to the Purchase
Agreement is incorporated herein by this reference.

                                                                      EXHIBIT H


                              ASSIGNMENT OF LEASE


                 THIS AGREEMENT AND ASSUMPTION OF LEASE (this "Assignment") is made as of the ____ day of _____________, 1997, by and between FRUEHAUF TRAILER CORPORATION, a Delaware corporation, having an address at 111 Monument Circle, Suite 3200, Indianapolis, IN 46204 ("Fruehauf"), and _____________________________________, a __________________________
corporation, having an address at __________________________________________,
_______________________________ ("Assignee");

                                  WITNESSETH:

                 WHEREAS, Fruehauf is the tenant under that certain lease(s) described on Attachment A attached hereto and made a part of this Assignment (the "Leases"), covering certain real property and improvements thereon as more particularly described in the Leases (the "Premises");

                 WHEREAS, pursuant to that certain Purchase Agreement (the "Purchase Agreement") dated as of __________________, 1997, by and between Fruehauf and Assignee, Fruehauf and Assignee have, among other matters, reached agreement upon the terms and conditions pursuant to which Fruehauf shall transfer and assign all of its leasehold interest and estate in and to the Premises and all of its rights as tenant under the Leases to Assignee;

                 NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fruehauf and Assignee hereby agree as follows:

                                   Article I

                       Assignment and Assumption of Lease

                 1.1 Assignment. Fruehauf hereby assigns, transfers, and grants to Assignee, (a) all of Fruehauf's leasehold interest and estate in and to the Premises arising under or by virtue of the Leases; and (b) all of Fruehauf's rights, privileges and benefits as tenant under the Leases, including without limitation all of Fruehauf's rights and options under the Leases.

                 1.2 Acceptance and Assumption. Assignee accepts the foregoing assignment, and assume and agrees that it shall perform all of the tenant's duties and obligations as tenant under the Leases strictly as and when required in accordance with the terms of this Agreement.

                 1.3 Indemnity. Assignee hereby agrees to indemnify, defend and hold Fruehauf harmless from and against any and all losses, liabilities, penalties, claims, demands, actions, suits, judgments, costs and expenses (including, without limitation, attorneys' fee) that may be based upon, or asserted or alleged to be based upon, any breach by Assignee of any term, covenant, provisions or condition of the Leases.

                                   Article II

                            Miscellaneous Provisions

                 2.1 Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties to this Assignment and their respective successors and assigns.

                 2.2 Counterpart Execution. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall comprise a single instrument. The signature of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

                 IN WITNESS WHEREOF, the parties to this Agreement have executed this Assignment as of the date first above written.


In the presence of:                       FRUEHAUF TRAILER CORPORATION,
                                          a Delaware corporation

                                          By:
                                               --------------------------
                                          Its:
                                                -------------------------

                                          ---------------------------------,

                                          a                     corporation
                                            -------------------

                                          By:
                                             ----------------------------
                                          Its:
                                              ---------------------------

STATE OF _______________________  )
                                  )    SS:
COUNTY OF ______________________  )

                 Before me, a Notary Public in and for the State of ____________, personally appeared the above named FRUEHAUF TRAILER CORPORATION, a Delaware corporation, by _______________________________, the
____________________, who acknowledged that he did sign the foregoing document on behalf of the Corporation and that the same was his free act and deed and the free act and deed of the Corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ___________________________, 1997.



                                        --------------------------------
                                        Notary Public



STATE OF _______________________  )
                                  )    SS:
COUNTY OF ______________________  )

                 Before me, a Notary Public in and for the State of ____________, personally appeared the above named
_______________________________, a ____________________ corporation, by
_______________________, the _________________________, who acknowledged that he did sign the foregoing document on behalf of the Corporation and that the same was his free act and deed and the free act and deed of the Corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ___________________________, 1997.



                                        -----------------------------------
                                        Notary Public

                             ATTACHMENT A:  Leases



[The leases described as Schedule 1.1(b) to the Purchase Agreement and incorporated herein by this reference.]

                                                                      EXHIBIT I

                            INSTRUMENT OF ASSUMPTION


                 This Instrument of Assumption of Liabilities (this "Instrument"), dated the 16th day of April, 1997, is made and delivered between FRUEHAUF TRAILER CORPORATION, a Delaware corporation ("Seller"), and WABASH NATIONAL CORPORATION, a Delaware corporation ("Buyer") pursuant to Section 3.3(c) of the Purchase Agreement dated as of the 13th day of March, 1997, as amended (the "Purchase Agreement"). Capitalized terms contained in this Instrument which are not defined in this Instrument shall have the same meanings as set forth in the Purchase Agreement.

                 KNOW ALL MEN BY THESE PRESENTS, that Fruehauf Trailer Services, Inc. ("FTS"), a Delaware corporation and the designee of Buyer under the Purchase Agreement, for the consideration referred to in the Purchase Agreement, hereby assumes and agrees to pay, perform and discharge, and reimburse Seller for any payments made on Buyer's behalf with respect to, all liabilities and obligations of Seller which are Assumed Liabilities.

                 From and after the Closing, FTS shall indemnify Seller and its Affiliates and hold them harmless from and against and in respect of any and all damages, claims, losses, expenses, obligations and liabilities (including, without limitation, reasonable attorneys' fees) claimed or assessed against any of them as to which any of them may be subject in connection with the Assumed Liabilities.

                 IN WITNESS WHEREOF, FTS has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

FRUEHAUF TRAILER SERVICES, INC.



------------------------------
By:
Title:

                                                                     EXHIBIT J

                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]





                                 April 16, 1997



Fruehauf Trailer Corporation
111 Monument Circle
Suite 3200
Indianapolis, Indiana  46204

Ladies and Gentlemen:

                 This firm has acted as counsel to Wabash National Corporation, a Delaware corporation (the "Company"), in connection with the Purchase Agreement dated March 13, 1997 (the "Purchase Agreement"), by and among the Company and Fruehauf Trailer Corporation, a Delaware corporation, as seller ("Seller"), as amended, providing for the purchase by the Company of the business of the Seller conducted at certain of its manufacturing and distribution facilities located in the United States, certain branches and its dealer network and related assets, and the private placement of 1,000,000 shares (the "Common Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company and 352,000 shares (the "Preferred Shares") of Series B 6% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company as part of the purchase price paid by the Company pursuant to the Purchase Agreement. This opinion letter is furnished to you pursuant to the requirements set forth in Section 3.3(d) of the Purchase Agreement in connection with the Closing thereunder on the date hereof. The capitalized terms used herein, which are defined in the Purchase Agreement, shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein.

                 For purposes of the opinions expressed in this letter (the "Opinions"), we have examined copies of the following documents:

                 1.       Executed copy of the Purchase Agreement.

                 2. Executed copy of the Registration Rights Agreement dated as of April 16, 1997 by and between the Company and the Seller (the "Registration Rights Agreement").

Fruehauf Trailer Corporation
April 16, 1997
Page 2


                 3. Executed copy of the Expense Reimbursement Agreement dated March 13, 1997 by and between the Company and the Seller (the "Expense Agreement").

                 4. The Certificate of Incorporation of the Company, as filed by the Company with the Secretary of State of the State of Delaware on September 13, 1991, as certified by the Secretary of State of the State of Delaware on April 14, 1997 and as certified by the Secretary of the Company on the date hereof.

                 5. The by-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                 6. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated April 14, 1997.

                 7. Certain resolutions of the Board of Directors of the Company adopted on March 13, 1997, March 26, 1997 and April 14, 1997, all as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to authorization of the Purchase Agreement, the Registration Rights Agreement and the Expense Agreement, the issuance of the Common Shares and the Preferred Shares, and arrangements in connection therewith.

                 8. Resolutions adopted by the Board of Directors of the Company relating to prior stock issuances and the stock record books of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                 9. The Certificate of Designation of the Company dated April 15, 1997 relating to the Series B Preferred Stock, filed by the Company with the Secretary of State of the State of Delaware on the date hereof, as certified by the Secretary of State of the State of Delaware on the date hereof and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Fruehauf Trailer Corporation
April 16, 1997
Page 3



                 10. A copy of the specimen certificates for the Common Shares and the Preferred Shares to be issued pursuant to the Agreement.

                 11. A certificate of the Vice President and Chief Financial Officer of the Company, dated the date hereof, as to certain facts relating to the Company, as to the incumbency and signatures of certain officers of the Company and as to the offering and sale of the Common Shares and the Preferred Shares by the Company.

                 12. A letter from Seller to the Company, dated the date hereof, containing certain investment representations of Seller.

                 The Purchase Agreement, the Registration Rights Agreement, the Expense Agreement and the Certificate of Designation of the Company are referred to collectively as the "Company Documents".

                 For purposes of rendering the Opinions, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the Company Documents and the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigations thereof.

                 As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representing the Company in connection with the Company Documents.

                 This opinion letter is based as to matters of law solely on applicable provisions of the (i) Securities Act of 1933, as amended (the "Act"), (ii) General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law"), and (iii) Maryland law, (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Maryland ("Maryland Law") and we express no opinion as to any other

Fruehauf Trailer Corporation
April 16, 1997
Page 4



laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

                 Based upon, subject to and limited by the foregoing, we are of the opinion that:

                 (a) The Company was incorporated, and is validly existing and in good standing as of the date of the certificate specified in Paragraph 6 above, under the laws of the State of Delaware. The Company has the corporate power and corporate authority under its Certificate of Incorporation and the Delaware Corporation Law, as amended, to enter into the Company Documents and to perform its obligations thereunder.

                 (b) The authorized capital stock of the Company on the date hereof is 75,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), of which 300,000 shares of Preferred Stock are classified as Series A Junior Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), and 352,000 shares of Preferred Stock are classified as Series B Preferred Stock. The issued and outstanding capital stock of the Company, as of April 14, 1997, was 18,910,923 shares of Common Stock (the "Outstanding Shares"). All Outstanding Shares are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Directors authorizing issuance thereof, were validly issued, fully paid and non-assessable under the Delaware General Corporation Law. To our knowledge, as of April 15, 1997, the Company had not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except for (i) certain rights to purchase shares of Series A Preferred Stock issued by the Company pursuant to a Rights Agreement, dated as of December 4, 1995, between the Company and Harris Trust and Savings Bank (the "Rights"), (ii) options issued by the Company pursuant to the Wabash National Corporation 1992 Stock Option Plan, as amended (the "Options"), and (iii) certain rights provided pursuant to the Company's Employee Stock Purchase Plan (the "Employee Plan Rights"). Except for the Rights, the Options, the Employee Plan Rights and certain rights provided pursuant to the Company's Employee Stock Award Plan, no holder of Outstanding Shares has (i) any statutory preemptive right under the Delaware Corporation Law or, (ii) to our knowledge and except as has been waived, any contractual right to subscribe for any of the Common Shares or the Preferred Shares or any Common Stock or other securities of the Company or the right to require registration of any shares of Common Stock, Preferred Stock or other

Fruehauf Trailer Corporation
April 16, 1997
Page 5




securities of the Company (except as set forth in the Registration Rights Agreement).

                 (c) The Company Documents have been duly authorized, executed and delivered on behalf of the Company.

                 (d) When issued in accordance with the provisions of the Agreement, the Common Shares and the Preferred Shares will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law. The forms of certificates evidencing the Common Shares and the Preferred Shares comply with the requirements of Section 158 of the Delaware General Corporation Law.

                 (e) The execution, delivery and performance as of the date hereof by the Company of the Company Documents do not violate the Certificate of Incorporation or Bylaws of the Company as in effect as of the date hereof.

                 (f) The issuance and delivery of the Common Shares and the Preferred Shares to Seller on the date hereof as contemplated under the Company Documents do not require registration under Section 5 of the Act.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Purchase Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                        Very truly yours,



                                        HOGAN & HARTSON L.L.P.

                                                                      EXHIBIT K



                              COPYRIGHT ASSIGNMENT

                 THIS COPYRIGHT ASSIGNMENT ("Assignment") is made and entered into by and between Fruehauf Trailer Corporation, a Delaware corporation with offices at 111 Monument Circle, Suite 3200, Indianapolis, Indiana 46204 ("Assignor"), and Fruehauf Trailer Services, Inc., a Delaware corporation with offices at 1000 Sagamore Parkway South, Lafayette, Indiana 47905 ("Assignee").

                 WHEREAS, Assignor is the owner of the registered copyrights described in Attachment A to this Assignment (the "Copyrights"); and

                 WHEREAS, Assignee wishes to acquire all of Assignor's copyright ownership in the Copyrights pursuant to the terms and conditions of the Purchase Agreement between Assignor and Wabash National Corporation dated as of March 13, 1997, as amended (the "Purchase Agreement").

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, all of its right, title and interest in and to the Copyrights.

                 Assignor authorizes and requests the United States Registrar of Copyrights to record Assignee as the assignee and owner thereof, and that such assignment is effective as of the date of this Assignment.

                 IN TESTIMONY WHEREOF, the Assignor and Assignee have caused this Assignment to be signed and executed by the undersigned officers thereunto duly authorized this 16th day of April, 1997.

                                 FRUEHAUF TRAILER CORPORATION
                                 (Assignor)


                                 By:
                                    --------------------------------

                                 FRUEHAUF TRAILER SERVICES, INC.
                                   (Assignee)


                                 By:
                                    --------------------------------

STATE OF                          )
                                  ) SS.
COUNTY OF                         )

                 On this _______ day of April, 1997, there appeared before me ___________________, personally known to me, who being by me duly sworn, did say that he is the ____________________ of FRUEHAUF TRAILER CORPORATION, the corporation described in the foregoing Assignment, and that he signed the foregoing Assignment as his voluntary act and deed with full authority.


                                    ----------------------------------
                                    Notary Public


STATE OF                          )
                                  ) SS.
COUNTY OF                         )

                 On this _______ day of April, 1997, there appeared before me ___________________, personally known to me, who being by me duly sworn, did say that he is the ____________________ of FRUEHAUF TRAILER SERVICES, INC., the corporation described in the foregoing Assignment, and that he signed the foregoing Assignment as his voluntary act and deed with full authority.



                                    ----------------------------------
                                    Notary Public

                                  ATTACHMENT A


The Copyrights described in Schedule 1.1(e) to the Purchase Agreement between Assignor and Assignee are incorporated herein by this reference.

                                                                       EXHIBIT L



===============================================================================





                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of April __, 1997

                                 by and between

                          FRUEHAUF TRAILER CORPORATION

                                      AND

                          WABASH NATIONAL CORPORATION





==============================================================================

                               TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 2. HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION 3. SHELF REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (a) Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    (b) Provisions by Holders of Certain Information in
          Connection with the Shelf Registration Statement. . . . . . . . . . . . . . . . . .  4
SECTION 4. REGISTRATION DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 5. REGISTRATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (a) Shelf Registration Statement.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (b) General Provisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    (c) Restrictions on Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 6. REGISTRATION EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 7. INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 8. RULES 144 AND 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 9. UNDERWRITTEN REGISTRATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 10. SELECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 11. REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . 19
SECTION 12. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (a) No Waivers: Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    (b) No Inconsistent Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (c) Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (d) Notices:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    (e) Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    (f) Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    (g) Headings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    (h) Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    (i) Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    (j) Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

                         REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (this "Agreement") is made and entered into as of April __, 1997 between Fruehauf Trailer Corporation, a Delaware corporation (the "Holder") and Wabash National Corporation, a Delaware Corporation (the "Company").

         This Agreement is made pursuant to the Purchase Agreement, dated March 13, 1997 (as amended, supplemented, restated or otherwise modified from time to time the "Purchase Agreement"), by and between the Holder and the Company. In order to induce the Holder to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Holder under the Purchase Agreement.

         The parties hereby agree as follows:


SECTION 1. DEFINITIONS

                 As used in this Agreement, the following terms shall have the following meanings:

                 Act:  The Securities Act of 1933, as amended.

                 Business Day:  Any day other than (a) a Saturday or Sunday,
(b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close, (c) a day on which the New York Stock Exchange is closed or (d) any federal holiday.

                 Certificate of Designations: The Certificate of Designations of Rights and Preferences governing the Preferred Stock.

                 Closing Date:  The date hereof.

                 Commission:  The Securities and Exchange Commission.

                 Common Stock: The Company's common stock, par value $.01 per share.

                 Convertible Subordinated Debentures: The Company's 6% Convertible Subordinated Debentures due April __, 2007 issuable in exchange for shares of Preferred Stock.

                 Effectiveness Target Date: The 90th day following the Closing Date.

                 Exchange Act: The Securities Exchange Act of 1934, as amended.

                 Holder:  As defined in Section 2 hereof.

                 Holder's Counsel:  As defined in Section 5(b)(iii) hereof.

                 Indemnified Holder:  As defined in Section 7(a) hereof.

                 Indenture: The Indenture between the Company and the initial Trustee thereunder, pursuant to which the Convertible Subordinated Debentures are to be issued, as such Indenture may be amended, supplemented, restated or otherwise modified from time to time.

                 NASD:  National Association of Securities Dealers, Inc.

                 NASDAQ:  As defined in Section 5(b)(xvi) hereof.

                 NYSE:  New York Stock Exchange.

                 Person: An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                 Preferred Stock: The Company's 6% Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share.

                 Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 Registration Statement: Any registration statement of the Company relating to the registration for resale of Transfer Restricted Securities in each case (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                 Securities: (i) The Common Stock acquired under the Purchase Agreement, (ii) the Preferred Stock acquired under the Purchase Agreement,
(iii) the Convertible Subordinated Debentures into which the Preferred Stock is exchangeable, (iv) the Common Stock into which the Preferred Stock is convertible, (v) the Common Stock into which the Convertible Subordinated Debentures is convertible, and (vi) any Security distributed to a Holder in respect of any of the foregoing.

                 Shelf Registration Date: The date upon which the Shelf Registration Statement is declared effective by the Commission.

                 Shelf Registration Statement: As defined in Section 3(a) hereof.

                 TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                 Transfer Restricted Securities: Each Security, until the earliest to occur of, (a) the date on which the transfer of such Security has been effectively registered under the Act and transferred in accordance with the Shelf Registration Statement, or (b) the date on which such Security is transferable pursuant to Rule 144 under the Act.

                 Trustee: The Trustee under the Indenture, and its successors and assigns.

                 Underwriters:  As defined in Section 10 hereof.

                 Value: (i) With respect to the Preferred Stock, the Stated Value thereof; (ii) with respect to the Convertible Subordinated Debentures, the principal amount thereof; or (iii) with respect to the Common Stock, the market value thereof.


SECTION 2.       HOLDERS

                 A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities. "Holder" shall include a pledgee who has taken a security interest in Transfer Restricted Securities as collateral (whether before or after foreclosure) and "selling" (and any derivations thereof) shall include the pledgee's exercise of its rights to effect a sale of such Securities. The initial Holder shall be Fruehauf Trailer Corporation.


SECTION 3.       SHELF REGISTRATION

         (a)     SHELF REGISTRATION

                 The Company shall (x) cause to be filed as soon as practicable but in no event later than 30 days after the Closing Date a registration statement pursuant to Rule 415 under the Act, (the "Shelf Registration Statement"), relating to the resale of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective as soon as practicable after the date of filing. The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 3(a) continuously effective, supplemented and amended as required by (and subject to the limitations of) the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of any Transfer Restricted Securities by the Holders thereof entitled to the benefit of this
Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date on which such Shelf Registration Statement first becomes effective under the Act or such shorter period that will terminate when either all Securities are no longer Transfer Restricted Securities or all Securities have been sold pursuant thereto. Notwithstanding the foregoing, the Company may terminate the original Shelf Registration Statement so long as it has had declared effective an alternate shelf registration statement on Form S-3 (or any other available short-form registration statement) providing for the resale of the then-Transfer Restricted Securities and that provides the Holders of such Transfer Restricted Securities the same benefits as the original Shelf Registration Statement. Any such alternate shelf registration statement shall thereupon be substituted as, and shall for all purposes be, the Shelf Registration Statement.

         (b) PROVISIONS BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT.

                 No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a written request by the Company therefor (except that no such notice or 20 day period shall be applicable to the initial Shelf Registration Statement), (i) the information specified in Item 507 of Regulation S-K under the Act, (ii) if such Holder's plan of distribution includes any manner of offer or sale other than ordinary course sales in the public markets through brokers at ordinary rates of commission, such information as is required by Item 508 of Regulation S-K, or
(iii) otherwise required by the Act or the Commission, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.       REGISTRATION DEFAULT

                 If the Shelf Registration Statement has not become effective on or prior to the Effectiveness Target Date due to any reason other than the negligence or misconduct of any Holder or the failure by any Holder to perform its obligations hereunder, the dividend rate on the Preferred Stock shall increase to 10% of the Stated Par Value Per Share per annum as provided in the Certificate of Designations and the interest rate on the Convertible Subordinated Debentures shall increase as provided in the Indenture, until the Shelf Registration Date.


SECTION 5.       REGISTRATION PROCEDURES

         (a)     SHELF REGISTRATION STATEMENT.

                 In connection with the Shelf Registration Statement the Company shall comply with all the provisions of Section 5(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), consistent with this Agreement, and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on Form S-3 (or other form if the Company is not entitled to use a Form S-3 registration filing) under the Act, within the specified time periods and otherwise in accordance with the provisions hereof.

         (b)     GENERAL PROVISIONS.

                 In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                          (i)     use its best efforts to keep such
                 Registration Statement continuously effective, provided that upon the occurrence of any event or set of circumstances that would cause any such Registration Statement or the Prospectus contained therein to contain a material misstatement or omission the Company may suspend the use of the Shelf Registration Statement until such time as the Company shall have filed an appropriate amendment to such Registration Statement (or documents incorporated therein), correcting any such misstatement or omission, and in such event the period of time during which the Shelf Registration Statement, as so amended or supplemented, shall remain effective, shall be interrupted for a period of time equal to the period of suspension of the Shelf Registration Statement, all as provided in Section 5(c) below. The Company shall use its best efforts, subject to its good faith determination of the best interests of the Company, to amend or supplement the Shelf Registration Statement as required to correct such misstatement or omission.

                          (ii) subject to the foregoing, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner, and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the related Prospectus;

                          (iii) advise the underwriter(s), if any, and selling Holders or their counsel ("Holders' Counsel") promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities or for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event promptly upon becoming aware of or receiving notice with respect thereto that causes the Company to suspend the use of the Shelf Registration Statement as provided in Section 5(b)(i) above. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                          (iv)    furnish to each Holder named in any
                 Registration Statement or Prospectus and Holders' Counsel, and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) if the Holders of the Transfer Restricted Securities covered by such Registration Statement, or the underwriter(s) in connection with such sale, if any, object, in a written notice delivered to the Company within three Business Days after the receipt of such Registration Statement or Prospectus, to the disclosures contained in such Registration Statement or Prospectus concerning the Holders or the expected plan of distribution. The objection of the selling Holders, or underwriter, if any, shall be deemed to be reasonable if such portion of the Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                          (v) if requested by such person, promptly following the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders' Counsel, and to the underwriter(s) in connection with such sale, if any, and make the Company's representatives reasonably available for discussion of such document and other customary due diligence matters.

                          (vi) if requested by the selling Holders or the underwriter(s), in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the selling Holders and underwriter(s), if any, may reasonably request to have included therein relating to the information concerning the selling Holder and the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                          (vii) furnish to each selling Holder, and each of the underwriter(s) in connection with such sale, if any, without charge, at lease one conformed copy of the Registration statement as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                          (viii) deliver to each selling Holder, and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request;

                          (ix) if the proposed Plan of Distribution is an underwriting, enter into an underwriting agreement as is customary in an underwritten offering with such indemnitors as are designated by the selling Holders (which designation shall be approved by the Company with such approval not to be unreasonably withheld in the case of any indemnitor that is a nationally recognized "major" or "______" firm), and in such connection, if an underwriting agreement is entered into and if the registration is an underwritten registration, the Company shall:

                          (A) furnish to each underwriter, if any, upon the completion of an underwritten offering thereunder:

                                  (1)      opinions, dated the date of its
                          effectiveness with respect to the Shelf Registration Statement, as the case may be, and the date of the completion thereof with respect to an underwritten offering, of counsel for the Company, covering such matters as the Indemnitees may reasonably request and as is customary and consistent with an underwritten offering, and a letter of counsel containing a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which conferences the contents of the Shelf Registration Statement and related matters were discussed; and although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of such statements, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time the Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in the Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state further that such counsel is not expressing any views with regard to, assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, including the notes thereto and supporting schedules, and other financial, statistical, operating and accounting data, included in or omitted from, the Registration Statement or the related Prospectus; and

                                  (2) to the extent permitted by standards governing the accounting profession, customary comfort or "agreed procedures" letters, dated as of the date of its effectiveness with respect to the Shelf Registration Statement and the date of the completion thereof with respect to an underwritten offering, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with secondary underwritten offerings;

                          (B)     set forth in full or incorporated by
                 reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement, the indemnification provisions and procedures of
                 Section 7 hereof with respect to all Persons to be indemnified pursuant to such Sections; and

                          (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

                 The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder;

                          (xi) prior to any resale of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required to (A) register or qualify as a foreign corporation where it is not now so qualified, or (B) take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                          (xii) in connection with any sale of Transfer Restricted Securities that will result in such Securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends under applicable securities laws;

                          (xiii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities;

                          (xiv) use its best efforts to cause all Securities covered by a Registration Statement to be (A) listed on the NYSE and each other securities exchange, if any, on which similar securities issued by the Company are then listed, or
                 (B) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if similar securities of the Company are so authorized; provided, however, that the term "best efforts" shall not include any obligation of the Company to satisfy minimum Holder, Value or other matters related to the Securities that are unrelated to the procedural listing requirements of NYSE and NASDAQ.

                          (xv) cooperate and assist in filings required to be made with the NASD or the NYSE and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD or the NYSE, and use its best efforts to cause the Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                          (xvi) use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable but in any event not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), a consolidated earnings statement satisfying the provisions of Section 11(a) of the Act and meeting the requirements of Rule 158 covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph
                 (c) of Rule 158 under the Act);

                          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first applicable Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Convertible Subordinated Debentures to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; and

                          (xviii) provide promptly to each Holder upon request
                 each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (c)     RESTRICTIONS ON HOLDERS.

                 Each Holder by acquisition of a Transfer Restricted Security agrees that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(ii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; provided, however, that (i) such period shall not exceed 45 Business Days,
(ii) at least 3 Business Days occur between such periods, and (iii) that the total number of Business Days covered by all such periods hereunder shall not exceed 120. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) or destroy all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(ii) hereof.


SECTION 6.       REGISTRATION EXPENSES

                 All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD or the NYSE and reasonable counsel fees in connection therewith; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing certificates for the Securities and printing of Prospectuses); (iv) all reasonable fees and disbursements of counsel for the Company and one counsel for the Holders of Transfer Restricted Securities (to be selected by Holders of a majority in aggregate Value of the Transfer Restricted Securities and which fees and expenses shall not exceed $15,000); and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Holders of Transfer Restricted Securities shall bear the expense of any broker's commission or underwriter's discount or commission, and all other expenses which they are expressly required to pay under applicable law, and of any counsel in addition to the single counsel selected by the Holders of a majority in aggregate Value of the Transfer Restricted Securities.


SECTION 7.       INDEMNIFICATION

                 (a) The Company agrees to indemnify and hold harmless each Holder, each director, officer, employee, and agent of each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (any person referred to above being sometimes hereinafter referred to as an "Indemnified Holder"), from and against any and all losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof) (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or claim whatsoever, and any and all amounts paid in settlement of any claim asserted or in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon a breach of any representation, warranty or covenant made by the Company in this Agreement or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by the Indemnified Holder in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Holder expressly for use therein; and provided, further, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement in this Section 7(a) with respect to any Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, to the extent that any such loss, claim, judgment, liability or expense results solely from an untrue statement of material fact contained in, or the omission of any material fact from, such Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, which untrue statement or omission was corrected in the Prospectus or any supplement thereto or amendment thereof, if the Company shall sustain the burden of proving that the Indemnified Holder sold Transfer Restricted Securities to the Person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended, to correct any misstatement or omission, if the Company had previously furnished copies thereof to the Indemnified Holder.
This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement. Unless otherwise directed in writing by a Holder, the Company acknowledges that the information provided pursuant to Section 3(b) of this Agreement which is included in any Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof, constitutes the only information relating to a Holder that will be furnished in writing to the Company by the Holder expressly for inclusion in a Registration Statement, preliminary Prospectus or Prospectus, or any supplement thereto or amendment thereof.

                 (b) Each Holder, severally and not jointly, by acquisition of a Transfer Restricted Security agrees to indemnify and hold harmless the Company and any underwriter and each person, if any, who controls the Company and any underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and each other Holder against any losses, liabilities, claims, damages and expenses whatsoever (and actions in respect thereof) (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim asserted or in any action, proceeding or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any related preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Holder (or its related Indemnified Holder) expressly for use therein; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Securities. This indemnity will be in addition to any liability which such Holder may otherwise have, including under this Agreement.

                 (c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is made against the indemnifying party under such paragraph, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for Indemnified Holders. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                 (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than any Indemnified Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative fault of the Company and each Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and of each Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or each Holder or its related Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (1) no Holder or its related Indemnified Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of its Securities exceeds the sum of (A) the proceeds received by such Holder from the sale of such Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (1) and
(2) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.


SECTION 8.       RULES 144 AND 144A

                 The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of Securities pursuant to Rules 144 and 144A. The Company shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. The Company will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Securities identified to the Company by a Holder upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

SECTION 9.       UNDERWRITTEN REGISTRATIONS

                 No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, custody agreements, lock-up letters of a reasonable duration acceptable to the underwriter and other documents required under the terms of such underwriting arrangements. No underwritten offering shall include less than 50% of the aggregate Value of the Securities.


SECTION 10.      SELECTION

                 In any underwritten offering, the investment banker or investment bankers and manager or managers to underwrite or administer the offering will be selected by the Holders of a majority in aggregate Value of the Transfer Restricted Securities to be sold in such underwritten offering, subject to the consent of the Company as provided in Section 5(b)(ix) above. Such investment bankers and managers are referred to herein as "underwriters" and such an offering is referred to herein as "underwritten."


SECTION 11.      REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to, and agrees with, the Holders from time to time of Transfer Restricted Securities that:

                 The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject nor create or give rise to a right in any other party to or beneficiary of any such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to take security in assets of the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the offering and distribution of Transfer Restricted

Securities, qualification of the Indenture under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offering and distribution of Transfer Restricted Securities.


SECTION 12.      MISCELLANEOUS

         (a)     NO WAIVERS: REMEDIES

                 (i) Except as expressly provided herein, no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (ii) Each Holder, in addition to being entitled to exercise all rights provided herein, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense of any action for specific performance that a remedy at law would be adequate.

         (b)     NO INCONSISTENT AGREEMENTS.

                 The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except pursuant to agreements listed on Schedule A hereto (which equity "piggy back" rights will be satisfied by an omnibus Registration Statement), the Company has not previously entered into and will not enter into any agreement granting to any Person any "piggy back" rights with respect to a Registration Statement. The rights granted to the Holders hereunder do not in any material respect conflict with and are not to any material respect inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c)     AMENDMENTS AND WAIVERS

                 The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departs from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the outstanding Value of Transfer Restricted Securities.

         (d)     NOTICES:

                 All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

                 (i) if to a Holder, at the address set forth on the records of the Company; and

                 (ii)     if to the Company:

                          Wabash National Corporation
                          1000 Sagamore Parkway South
                          Lafayette, Indiana 47905

                          Attn:  Vice President and Chief Financial Officer

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (e)     SUCCESSORS AND ASSIGNS

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders (including pledgees).

         (f)     COUNTERPARTS.

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g)     HEADINGS.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h)     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. All rights and obligations of the Company and any Holder shall be in addition to and not in limitation of those provided by applicable law.

         (i)     SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j)     SURVIVAL.

         All representations, warranties, agreements and covenants of the Company contained herein or in certificates delivered pursuant hereto, and the agreement of the Holders contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Holder or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of the Securities.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                          Company:

                                          WABASH NATIONAL CORPORATION


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:



                                          Holder:

                                          FRUEHAUF TRAILER CORPORATION


                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE A



                                      None

                                                                     EXHIBIT M

                 Records of Seller to be furnished to Buyer under the provisions of Section 9.1(b) of this Agreement:

                 1. Copies of consolidated and separate company U.S. Federal income tax returns and related supporting work papers filed by the Seller during 1995 and 1996.

                 2. Copies of all consolidated, unitary, or separate company state income or franchise tax returns and related supporting work papers, including but not lmiited to information compiled by the Seller for the multistate apportionment of the Seller's business, filed by the Seller during 1995, 1996 and 1997.

                 3. Copies of all Federal, state, and local employment tax returns and related supporting work papers filed by the Seller during the calendar years 1996 and 1997.

                 4. Copies of all Federal, state, and local unemployment and worker's compensatino reports and related supporting work papers filed by the Seller during the calendar years 1996 and 1997.

                 5. Copies of all state, and local sales and use tax returns and related supporting work papers filed by the Seller during the calendar year 1995, 1996 and 1997.

                 6. Copies of all personal property or ad valorem tax returns and related supporting work papers filed by the Seller during the calendar years 1996 and 1997.

                 7. Copies of all real estate assessments and related supporting work papers filed and levied on the Seller during the calendar years 1995, 1996 and 1997.

                 8. Copies of all Federal and state information returns and reports of the Seller's employee benefit plans and related supporting work papers filed by the Seller during the calendar years 1995 and 1996.

                 9. Copies of all real and personal property tax bills, assessment notices, credits, and valuation appeals received by or filed by the Seller during the calendar years 1995, 1996 or 1997.

                 10. Copy of the documents, including but not limited to the indenture, guaranty, and lease agreements, in connection with the Industrial Revenue Bond financing of the Seller's property at Scott County, Tennessee.

                 11. Copies of the audit reports and related work papers issued to the Seller during 1994, 1995, 1996 and 1997 by those jurisdictions who audited the sales and use tax returns of the Seller.

                 12. Copies of the audit reports and related work papers issued to the Seller during 1994, 1995, 1996 and 1997 by those jurisdictions who audited the income or franchise tax returns of the Seller.

                                FIRST AMENDMENT

                                       TO

                               PURCHASE AGREEMENT

            This First Amendment to Purchase Agreement (this "Amendment") is made this 17th day of March, 1997 to amend the Purchase Agreement dated March 13, 1997 between Fruehauf Trailer Corporation, a Delaware corporation ("Seller"), and Wabash National Corporation, a Delaware corporation ("Buyer") (the "Original Agreement"). Terms used in this Amendment which are defined in the Original Agreement are used in this Amendment as so defined, except that this "Agreement" shall refer to the Original Agreement as amended by this Amendment. In consideration of the mutual promises made in this Amendment, Buyer and Seller have agreed to amend the Original Agreement as follows:

            1. The third paragraph of the Recitals shall be amended by deleting the words "the real property and tangible personal property at Fort Madison, Iowa and".

            2. Section 1.1(a) shall be amended by inserting "(including the real property located at Fort Madison, Iowa)" in the first line after the word "land" and Schedule 1.1(a) shall be amended by adding the legal description attached as Attachment A to this Amendment.

            3. Schedule 1.1(b) shall be amended by deleting the Leasehold Interest identified as item no. 5 thereon, referring to that certain lease dated August 15, 1994, as amended by letter agreement dated September 16, 1994, between Seller and PERA Southpark III, Inc. c/o Pizzuti Management, Inc., pertaining to property located in Grove City, Ohio.

            4. Schedule 1.1(c) shall be amended by adding the vehicle descriptions attached as Attachment B to this Amendment.

            5. Section 1.1(d) shall be amended by deleting the words "Seller's facility at Fort Madison, Iowa and at" in the second line thereof and", the Fort Madison facility" in the sixth line thereof.

            6. Schedule 1.1(d) shall be amended by including the Deposits listed on Attachment C to this Amendment.

            7. Section 1.1(e) shall be amended by inserting in the proviso the words "in each case" before the words "embodied in the Retained Assets."

            8. Section 1.1(f) shall be amended by adding the following proviso:

            "; provided, however, that the Assigned Contents shall not include any contract, lease, agreement or purchase order that is identified in writing to Seller by Buyer prior to April 9, 1997 as being excluded from Schedule 1.1(f) and that the Assigned Contracts shall include any contract, lease, agreement or purchase order that is identified in writing to Seller by Buyer prior to April 9, 1997 as one to be included in Schedule 1.1(f)."

            9. Schedule 1.1(g) shall be amended to include the prepaid items listed on Attachment D to this Amendment.

            10. Schedule 1.1(h) shall be amended to include the transferable permits and approvals listed on Attachment E to this Amendment.

            11. Section 1.2(c) shall be amended by deleting the words "the Preclosing Working Capital Schedule" after the words "reflected in" in the fourth line therein and inserting in its place the words "Schedule 1.1(d) to this Agree- ment".

            12. Section 1.2(g) shall be amended by deleting the words ", and Fort Madison, Iowa" in the second line thereof.

            13. Section 2.1(a)(i) shall be amended by replacing the words "FIFTEEN MILLION DOLLARS ($15,000,000)" with the words "NINETEEN MILLION DOLLARS ($19,000,000)".

            14. Section 2.1(b) shall be amended by (a) deleting the words "or the Fort Madison facility" from subsection (i) therein; (b) replacing the amounts "$23.5 million" and "$17.5 million" in subsection (i)(2) therein with "$26.8 million" and "$20.8 million" respectively; (c) replacing the fourth sentence of Section 2.1(b) in its entirety to read as follows:

            "Amounts in excess of the $23.5 million limit for Accounts Receivable and $26.8 million limit for Inventory shall be treated as positive numbers and amounts below the $17.5 million limit for Accounts Receivable and $20.8 million limit for Inventory shall be treated as negative numbers."

            15. Section 7.8 shall be amended by deleting the words "the Fort Madison facility and" from the first and second parenthetical references in the second sentence therein and Schedule 7.8 shall be amended to include the Liens and Permitted Exceptions listed on Attachment F to this Amendment.

            16. Section 9.2(c) shall be amended by adding the following proviso at the end of the sentence:

            "; provided, however, that Seller shall (1) maintain in effect the notice of a plant closing or mass layoff under the WARN Act with respect to the Fort Madison facility for a period of 60 consecutive days prior to and including the Closing Date and (2) bear any costs arising under the WARN Act for the termination of any Business Employees related to the Fort Madison facility who do not accept employment with Buyer."

            17. Except to the extent amended by this Amendment, the Original Agreement shall remain in full force and effect in accordance with its terms.

            18. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

            IN WITNESS WHEREOF, each of Seller and Buyer have executed this Amendment as of the day and year first above written.

                                    WABASH NATIONAL CORPORATION


                                    -------------------------------------
                              By:
                                    -------------------------------------
                              Its:
                                    -------------------------------------



                                    FRUEHAUF TRAILER CORPORATION


                                    -------------------------------------
                              By:
                                    -------------------------------------
                              Its:
                                    -------------------------------------

                                SECOND AMENDMENT

                                       TO

                               PURCHASE AGREEMENT


        This Second Amendment to Purchase Agreement (this "Second Amendment") is made this 16th day of April, 1997 to further amend the Purchase Agreement dated March 13, 1997, as amended by the First Amendment to Purchase Agreement dated March 17, 1997, between Fruehauf Trailer Corporation, a Delaware corporation ("Seller") and Wabash National Corporation, a Delaware corporation ("Buyer") (collectively, the "Original Agreement"). Terms used in this Second Amendment which are defined in the Original Agreement are used in this Second Amendment as so defined, except that "Agreement" shall refer to the Original Agreement as amended by this Second Amendment. In consideration of the mutual promises made in this Second Amendment, Buyer and Seller have agreed to amend the Original Agreement as follows:

                1. Schedule 1.1(b) (Real Property Leases) shall be amended by (i) deleting the leasehold interest identified as item 9 thereon, referring to that certain lease dated October 11, 1993 and all amendments thereto between Fruehauf Trailer Corporation and E&O Partners pertaining to property located in Pittsburgh, Pennsylvania; (ii) deleting the leasehold interest identified as item 10 thereon, referring to that certain lease dated October 1, 1988, as amended by an agreement dated January 27, 1989, between Fruehauf Trailer Corporation and The Industrial Development Board of Scott County, Tennessee; and (iii) inserting the following on the list of Real Property Leases:

                "5.      That certain lease dated August 15, 1994, as amended
by letter agreement dated September 16, 1994, between Fruehauf Trailer Corporation and PERA Southpark III, Inc. c/o Pizzuti Management, Inc., pertaining to property located in Grove City, Ohio."

                "9.      That certain lease dated July 15, 1994 between
Fruehauf Trailer Corporation and Robert Lussenden pertaining to property located in Tampa, Florida."

                "10.     That certain lease between Fruehauf Trailer
Corporation and Olympic Marine Company pertaining to property located in St. Louis, Missouri."


                2. Section 1.1(c) shall be amended by inserting on the fifth line thereof, following the words "Leasehold Interests," the words "the Harrisburg, Pennsylvania property, the Pittsburgh, Pennsylvania property and the Huntsville, Scott County, Tennessee property."

                3. Schedule 1.1(c) shall be amended by replacing the current schedule with the revised Schedule 1.1(c) attached as Attachment A to this Second Amendment.

                4. Schedule 1.1(e) (Intellectual Property) shall be amended by replacing the current schedule with the revised Schedule 1.1(e) attached as Attachment B to this Second Amendment.

                5. Schedule 1.1(f) (Assigned Contracts) shall be amended by replacing the current schedule with the revised Schedule 1.1(f) attached as Attachment C to this Second Amendment.

                6. Schedule 1.1(h) (Transferable Licenses and Permits) shall be amended by replacing the current schedule with the revised Schedule 1.1(h) attached as Attachment D to this Second Amendment.

                7. Section 3.2(m) of the Original Agreement shall be amended by replacing the words "Vice President - Corporate Controller" in the first line thereof with the word "Chief Executive Officer".

                8. Seller retains the right to any refunds received on account of the termination of any and all dealer-related bonding arrangements previously established by Seller, including, without limitation, any amounts received from National Union Fire Insurance Company of Pittsburgh, PA.

                9. Except to the extent amended by this Second Amendment, the Original Agreement shall remain in full force and effect.

                10. This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                IN WITNESS WHEREOF, each of Seller and Buyer have executed this Second Amendment as of the day and year first above written.

                                                 WABASH NATIONAL CORPORATION



                                                 ----------------------------
                                                 By:     Mark R. Holden
                                         Title:  Vice President and Chief
                                                         Financial Officer




                                                 FRUEHAUF TRAILER CORPORATION


                                                 ----------------------------
                                                 By:     Thomas E. Ireland
                                         Title:  Chief Executive Officer